EXHIBIT (a)(1)(i)

ELECTRONICS FOR IMAGING, INC.

OFFER TO EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS

FOR RESTRICTED STOCK UNITS AND/OR CASH PAYMENTS

THIS OFFER TO EXCHANGE AND YOUR WITHDRAWAL RIGHTS WILL EXPIRE

AT 9:00 P.M. PACIFIC DAYLIGHT TIME ON SEPTEMBER 28, 2009,

UNLESS THE OFFER IS EXTENDED

Electronics For Imaging Inc., a Delaware corporation (the “Company,” “EFI,” “our,” “us” or “we”), is offering eligible employees the opportunity to exchange certain outstanding stock options for a lesser number of new restricted stock units, or RSUs, to be granted under EFI’s 2009 Equity Incentive Award Plan, or the 2009 Plan. However, eligible options with a fair value of $250 or less and/or eligible options held by those employees who are actively employed by EFI or EFI’s majority-owned subsidiaries in Australia, Belgium, Brazil, Canada, China, France, Italy, South Korea, Mexico, Singapore, Spain, Sweden or the United Kingdom may be exchanged for a cash payment instead of new RSUs. No RSUs will be issued with respect to any eligible option that may be exchanged for a cash payment. The new RSUs will be granted as of the completion date of this offer, and any cash payments made in exchange for eligible options will be made, less applicable withholdings and without interest, promptly following the expiration of this offer. We are making this offer upon the terms and subject to the conditions set forth in this Offer to Exchange Certain Outstanding Stock Options for Restricted Stock Units and/or Cash Payments, which we refer to as the Offer to Exchange.

Stock options eligible for exchange, or eligible options, are those options, whether vested or unvested, that meet all of the following requirements:

•

the options have a per share exercise price greater than $10.77, which is the per share closing price of our common stock as reported by the NASDAQ Global Select Market as of August 28, 2009 (the trading day immediately preceding the date the option exchange commences);

•	the options were granted under one of our equity incentive plans (including plans assumed by EFI in connection with mergers and acquisitions);

•	the options are outstanding and unexercised as of the completion date of the option exchange;

•	the options were granted prior to February 28, 2009;

•	the options eligible for exchange were not fully or partially exercised while the option exchange remained open; and

•	the options, if not exchanged, would have a remaining term of more than six months immediately following the completion of the option exchange.

However, an option will not be an eligible option (and any election with regard to such option will be disregarded) if, on the completion date, the per share exercise price of the option is less than the per share closing trading price of EFI’s common stock on the completion date, as reported by the NASDAQ Global Select Market.

You are eligible to participate in the option exchange and this offer only if you meet all of the following requirements:

•	you are an active employee of EFI or any of its majority-owned subsidiaries on the date this offer commences and remain an active employee through the completion of the option exchange;

•

you are not employed by EFI or its majority-owned subsidiaries in any country where we determine that the option exchange would have regulatory, tax or other implications that are inconsistent with EFI’s compensation policies and practices or this offer is prohibited under local regulations as of the date of the completion of the option exchange;

•	you are not one of our executive officers or a member of our board of directors; and

•	you hold at least one eligible option as of the commencement and completion of the option exchange.

i

The outstanding options that you hold under our equity incentive plans give you the right, when vested, to purchase shares of our common stock once you exercise those options by paying the applicable exercise price of those options. Thus, wherever we use the term “option” in this Offer to Exchange, we refer to the actual grants of options you hold to purchase shares of our common stock and not the shares of our common stock underlying those options.

The option exchange has been designed so that the aggregate fair value of the new RSUs to be granted in the Offer to Exchange will be equal to or less than the aggregate fair value of the eligible options that are surrendered for the new RSUs in the Offer to Exchange. We are using exchange ratios to calculate the number of new RSUs to be granted to you. The applicable exchange ratios used for the option exchange were determined using the Black-Scholes-Merton option pricing model and the closing price per share of our common stock as of August 28, 2009, the trading day immediately preceding the commencement date of the offer, as reported by the NASDAQ Global Select Market. A specific exchange ratio will be calculated for each eligible option based on the fair value of that eligible option. The number of new RSUs calculated according to the exchange ratios will be rounded down to the nearest whole share on a grant-by-grant basis. Fractional RSUs will not be granted in the option exchange. Attached as Schedule C to the Offer to Exchange is a table setting forth the exchange ratios for all of the eligible options.

If an eligible option is surrendered in the option exchange and either the option (1) has a fair value of $250 or less or (2) is held by an employee who is actively employed by EFI or EFI’s majority-owned subsidiaries in Australia, Belgium, Brazil, Canada, China, France, Italy, South Korea, Mexico, Singapore, Spain, Sweden or the United Kingdom, then that option will be exchanged for a cash payment instead of new RSUs. No RSUs will be issued with respect to any such eligible option that is exchanged for a cash payment. The cash payment in the Offer to Exchange will be equal to or more than the aggregate fair value of the eligible options that are surrendered in exchange for a cash payment.

If you are eligible to participate in the option exchange, you must elect whether to exchange your eligible options on a grant-by-grant basis. You may elect to exchange either all or none of the shares subject to the outstanding portion of any given eligible option grant. No partial exchanges of an eligible option grant will be permitted except that if you exercised a portion of an eligible option grant prior to the commencement of this offer or you are subject to a domestic relations order (or comparable legal document as the result of the end of a marriage), only the portion of the option grant which is outstanding and has not yet been exercised will be eligible to be exchanged. Furthermore, if you fully or partially exercise an eligible option on or after the commencement date of the option exchange, you may not exchange any part of that option in the option exchange.

All eligible options that are properly surrendered in the option exchange and accepted by us for exchange pursuant to this offer will be cancelled as of the completion date of this offer, and options that are so cancelled will no longer be exercisable after that time. The new RSUs will be granted in exchange for the cancelled options as of the completion date of this offer. Any cash payment will be made, less applicable withholdings and without interest, promptly following the expiration of this offer.

New RSUs granted in the option exchange will not be vested on their date of grant regardless of whether the surrendered option was fully vested. Instead, newly issued RSUs issued in exchange for surrendered options that are vested or would have vested on or prior to the six month anniversary of the completion of the option exchange (such six month anniversary, the “New Vesting Start Date”) will vest on the New Vesting Start Date. Newly issued RSUs issued in exchange for surrendered options that would have been unvested as of the New Vesting Start Date will vest pursuant to the original vesting schedule of such unvested surrendered options, except that the RSUs will vest in annual installments on each anniversary of the New Vesting Start Date, with each annual installment consisting of that number of RSUs equal to the number of shares subject to the surrendered option that would have been vested, as adjusted in accordance with the exchange ratios applied in this Offer to Exchange, in the 12-month period ending on such anniversary. New RSUs granted in the option exchange will only vest if the holder remains an employee of EFI or one of its majority-owned subsidiaries through the applicable vesting date. New RSUs that are not vested at the time of an employee’s termination of service, as determined in accordance with the 2009 Plan and the applicable award agreement, will be cancelled.

The new RSUs granted in the option exchange will be governed by the terms and conditions of the 2009 Plan and a restricted stock unit agreement between you and EFI.

Any cash payments made pursuant to the Offer to Exchange will not be subject to any vesting. Under no circumstances will we pay interest on any cash payments regardless of any extension of the Offer to Exchange or any delay in making such payment.

You do not have to participate in the option exchange. If you choose not to participate, or if EFI does not accept your elections or elects to withdraw the Offer to Exchange, you will continue to hold your eligible options on the same terms and conditions and pursuant to the agreements and equity incentive plans under which they were originally granted (except that the tax treatment of any eligible options that are intended to qualify as incentive stock options may be affected by the Offer to Exchange, as described in the response to Question 25 of the “Summary Term Sheet and Questions and Answers” below).

Although our board of directors has approved this offer, neither we nor our board of directors has made or will make any recommendation as to whether you should exchange, or refrain from exchanging, any or all of your eligible options for new RSUs and/or cash payments, as applicable, in the Offer to Exchange. You must make your own decision regarding whether to surrender your eligible options for exchange after taking into account your own personal circumstances or preferences. If you hold eligible options and are subject to taxation or social security or other contributions in a country other than the United States, please refer to the Schedules attached to this Offer to Exchange document for further details regarding the consequences of participating in the option exchange for employees subject to taxation and/or social security or other contributions outside the United States. You are encouraged to consult your personal legal counsel, accountant, financial and/or tax advisor(s) as you deem appropriate if you have questions about your financial or tax situation as it relates to this offer.

This offer is not conditioned upon a minimum total number of options being elected for exchange. This offer is subject to certain conditions which we describe under Section 7 of this Offer to Exchange, “Conditions of the Offer,” and the terms and conditions described in this offer.

Please see the section entitled “Risks of Participating in the Exchange Offer” in this Offer to Exchange for a discussion of risks and uncertainties that you should consider before surrendering your eligible stock options for exchange in the Offer to Exchange.

Shares of our common stock are quoted on the NASDAQ Global Select Market under the symbol “EFII.” On August 28, 2009, the closing trading price of our common stock as quoted on the NASDAQ Global Select Market was $10.77 per share. We recommend that you obtain current market quotations for our common stock before deciding whether to elect to exchange your eligible options.

As of August 28, 2009, there were approximately 3,358,639 shares of our common stock underlying vested and unvested eligible options outstanding under our equity incentive plans (including plans assumed by EFI in connection with mergers and acquisitions), or approximately 6.8% of the total shares of our common stock outstanding on that date.

If you wish to participate in this offer, you must log on to EFI’s offer election website at https://webapps.efi.internal/exchange and complete and submit the Election Form before 9:00 p.m. Pacific Daylight Time on September 28, 2009 (or such later time and date as may apply if the Offer to Exchange is extended). If for any reason you are unable to access EFI’s offer election website, you may submit a paper copy of your Election Form by facsimile to (650) 357-4056, but it must be received by 9:00 p.m. Pacific Daylight Time on September 28, 2009 (or such later time and date as may apply if the Offer to Exchange is extended). Election Forms that are received after the deadline will not be accepted. In order to submit the Election Form, you will be required to acknowledge your agreement to all of the terms and conditions of the Offer to Exchange as set forth in the offer documents.

Election Forms submitted by any other means, including email, hand delivery, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted and will not be accepted by us.

Important Information:

If you are employed by us in Israel or The Netherlands or were granted eligible options while employed by us in Israel or The Netherlands, in addition to completing an Election Form, you must also complete a consent agreement to the terms of a tax ruling and submit it to the Option Exchange Administrator at efioptionexchange@efi.com in order for the terms of the ruling to apply to you. Your consent agreement must be submitted within 30 days following the date the ruling is obtained. We will notify eligible employees affected by the applicable ruling once it has been obtained.

You should direct questions about this offer and requests for additional copies of this Offer to Exchange and the other offer documents to the Option Exchange Administrator at efioptionexchange@efi.com.

IMPORTANT

WE ARE NOT MAKING THIS OFFER TO, NOR WILL WE ACCEPT ANY ELECTION TO EXCHANGE OPTIONS FROM OR ON BEHALF OF, OPTION HOLDERS IN ANY JURISDICTION IN WHICH THIS OFFER OR THE ACCEPTANCE OF ANY ELECTION TO EXCHANGE OPTIONS WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF THAT JURISDICTION. HOWEVER, WE MAY, AT OUR DISCRETION, TAKE ANY ACTIONS NECESSARY OR DESIRABLE FOR US TO MAKE THIS OFFER TO OPTION HOLDERS IN ANY SUCH JURISDICTION.

EFI HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON EFI’S BEHALF AS TO WHETHER YOU SHOULD EXCHANGE OR REFRAIN FROM EXCHANGING YOUR OPTIONS PURSUANT TO THIS OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN DOCUMENTS TO WHICH EFI HAS REFERRED YOU. EFI HAS NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED DOCUMENTS REFERRED TO IN THIS DOCUMENT. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU SHOULD NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY EFI.

NOTHING IN THIS DOCUMENT SHALL BE CONSTRUED TO GIVE ANY PERSON THE RIGHT TO REMAIN IN THE EMPLOY OF EFI OR A MAJORITY-OWNED SUBSIDIARY OF EFI OR TO AFFECT YOUR EMPLOYER’S RIGHT TO TERMINATE THE EMPLOYMENT OF ANY PERSON AT ANY TIME WITH OR WITHOUT CAUSE TO THE EXTENT PERMITTED UNDER LAW. NOTHING IN THIS DOCUMENT SHOULD BE CONSIDERED A CONTRACT OR GUARANTEE OF WAGES OR COMPENSATION. EXCEPT AS OTHERWISE PROVIDED UNDER APPLICABLE LAW AND/OR ANY EMPLOYMENT AGREEMENT BETWEEN YOU AND YOUR EMPLOYER, THE EMPLOYMENT RELATIONSHIP BETWEEN EFI AND EACH EMPLOYEE REMAINS “AT WILL.”

EFI RESERVES THE RIGHT TO AMEND OR TERMINATE THIS OFFER AT ANY TIME PRIOR TO THE COMPLETION DATE OF THIS OFFER. EFI RESERVES THE RIGHT TO AMEND OR TERMINATE THE 2009 PLAN AT ANY TIME, AND THE GRANT OF RESTRICTED STOCK UNITS UNDER THE 2009 PLAN AND THIS OFFER TO EXCHANGE DO NOT IN ANY WAY OBLIGATE EFI TO GRANT ADDITIONAL RESTRICTED STOCK UNITS, OPTIONS OR OFFER FURTHER OPPORTUNITIES TO PARTICIPATE IN ANY OFFER TO EXCHANGE OPTIONS IN THE FUTURE. THE GRANT OF ANY RESTRICTED STOCK UNITS UNDER THE 2009 PLAN AND THIS OFFER TO EXCHANGE IS WHOLLY DISCRETIONARY IN NATURE AND IS NOT TO BE CONSIDERED PART OF ANY NORMAL OR EXPECTED COMPENSATION THAT IS OR WOULD BE SUBJECT TO SEVERANCE, RESIGNATION, REDUNDANCY, TERMINATION OR SIMILAR PAY.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE OR FOREIGN SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION OR PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS OFFER TO EXCHANGE DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS STOCK OPTION EXCHANGE PROGRAM IS MADE PURSUANT TO A PROGRAM APPLICABLE IN A GENERAL MANNER TO ELIGIBLE PARTICIPANTS OR GROUPS OF PARTICIPANTS IN THE PROGRAM. THIS STOCK OPTION EXCHANGE PROGRAM DOES NOT CONSTITUTE A PUBLIC OFFER OF SECURITIES AS DEFINED BY THE BRAZILIAN SECURITIES LAW; AND IT IS ADDRESSED ONLY TO SPECIFIC ELIGIBLE PARTICIPANTS IN BRAZIL.

THIS STOCK OPTION EXCHANGE PROGRAM IS MADE PURSUANT TO A PROGRAM APPLICABLE IN A GENERAL MANNER TO ELIGIBLE PARTICIPANTS OR GROUPS OF PARTICIPANTS IN THE PROGRAM. THIS STOCK OPTION EXCHANGE PROGRAM DOES NOT CONSTITUTE A PUBLIC OFFER OF SECURITIES AS DEFINED BY THE MEXICAN SECURITIES LAW; AND IT IS ADDRESSED ONLY TO SPECIFIC ELIGIBLE PARTICIPANTS IN MEXICO.

THIS DOCUMENT HAS NOT BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE. ACCORDINGLY, THIS DOCUMENT AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF SECURITIES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE SECURITIES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO A QUALIFYING PERSON UNDER SECTION 273(1)(F) OF THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “ACT”), AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED THEREUNDER, OR (II) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE ACT.

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OFFER TO EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS

FOR RESTRICTED STOCK UNITS AND/OR CASH PAYMENTS

SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS

Summary Term Sheet and Questions and Answers

The following are answers to some of the questions that you may have about this offer. You should read carefully this Summary Term Sheet and Questions and Answers and the entire Offer to Exchange, the Election Form and other attached exhibits together with their associated instructions, and the other related documents referenced in the Offer to Exchange. The Offer to Exchange is made subject to the terms and conditions of these documents, which may be amended from time to time hereafter. The information in this Summary Term Sheet and Questions and Answers is not complete and may not contain all of the information that is important to you. Additional important and material information is contained in the Offer to Exchange and the other related documents referenced in the Offer to Exchange. Where appropriate, we have included in this Summary Term Sheet and Questions and Answers references to relevant sections in the Offer to Exchange to help you find more complete information with respect to these topics. Please review this Summary Term Sheet and Questions and Answers and the Offer to Exchange to ensure that you are making an informed decision regarding your participation in the option exchange.

Background Information

Q1.	What is the option exchange?

A1.	The option exchange is a one-time opportunity for eligible employees to exchange eligible stock option awards for restricted stock units or, with respect to certain eligible options, a cash payment.

For more information on cash payments, see Supplemental Questions and Answers for Cash Payments, which immediately follows this Summary Term Sheet and Questions and Answers. Also, see the answer to Question 7, “Are there circumstances in which I would not be eligible to be granted RSUs in the option exchange?” and Section 2 of the Offer to Exchange entitled “Number of New RSUs or Amount of Cash Payment; Completion Date.”

Q2.	What are some key terms used in the Offer to Exchange?

A2.	The following are some terms that are frequently used in the Offer to Exchange.

Active Employees	“active employees” are employees of EFI or EFI’s majority-owned subsidiaries. An employee is not an “active employee” if he or she (i) has provided EFI a notice of resignation or (ii) has received a notice of termination of employment from EFI or one of EFI’s majority-owned subsidiaries.

Commencement Date	“commencement date” refers to August 31, 2009, the date the option exchange begins.

Completion Date	“completion date” refers to the date and time the option exchange is completed. The completion date is expected to be September 28, 2009, at 9:00 p.m. Pacific Daylight Time. EFI may extend the Offer to Exchange and delay the completion date in its sole discretion. If EFI extends the Offer to Exchange, the term “completion date” will refer to the time and date on which the extended Offer to Exchange expires.

Election Website	“election website” refers to the website portal where eligible employees can choose to participate in the option exchange and choose which, if any, eligible options they wish to exchange. The election website also includes links to all of the documents referenced in the Offer to Exchange. The election website address is https://webapps.efi.internal/exchange.

Eligible Employees	“eligible employees” are employees who meet all of the following requirements:

(i) the employee is an active employee of EFI or any of its majority-owned subsidiaries on the date the offer commences and remains an active employee through the completion of the option exchange;

(ii)    the employee is not employed by EFI or its majority-owned subsidiaries in any country where EFI determines that the option exchange would have regulatory, tax or other implications that are inconsistent with EFI’s compensation policies and practices or the offer is prohibited under local regulations as of the date of the completion of the option exchange;

(iii) the employee is not one of EFI’s executive officers or a member of EFI’s board of directors; and

(iv) the employee holds at least one eligible option as of the commencement and completion of the option exchange.

Eligible Locations	“eligible locations” refers to the countries where EFI and its majority-owned subsidiaries employ eligible employees.

Eligible Option	“eligible option” refers to an option to purchase shares of EFI’s common stock that:

(i)      has a per share exercise price greater than $10.77, the per share closing price of EFI’s common stock as reported by the NASDAQ Global Select Market as of August 28, 2009 (the trading day immediately preceding the date the option exchange commences);

(ii) was granted under one of EFI’s equity incentive plans (including plans assumed by EFI in connection with mergers and acquisitions);

(iii) remains outstanding and unexercised as of the completion date;

(iv) was granted prior to February 28, 2009;

(v) was not fully or partially exercised while the option exchange remained open; and

(vi) if not exchanged, would have a remaining term of more than six months immediately following the completion of the option exchange.

An option will not be an eligible option (and any election with regard to such option will be disregarded) if, on the completion date, the per share exercise price of the option is less than the per share closing trading price of EFI’s common stock on the completion date, as reported by the NASDAQ Global Select Market.

Exchange Ratio	“exchange ratio” refers to the ratio used to determine the number of new RSUs offered in exchange for eligible options, which depends on the fair value of the eligible option determined shortly prior to the commencement date using the Black-Scholes-Merton option pricing model and the fair value of the new RSUs determined shortly prior to the commencement date. Attached as Schedule C to the Offer to Exchange is a table setting forth the exchange ratios for all of the eligible options.

Exchanged Options	“exchanged options” refers to eligible options that, as of the completion date, eligible employees elect to exchange for new RSUs or a cash payment, as applicable, in the Offer to Exchange and that has been accepted for exchange.

Executive Officers	“executive officers” refers to the executive officers of EFI listed on Schedule A of the Offer to Exchange.

Fair Value	“fair value” refers to the value of an eligible option as determined using the Black-Scholes-Merton option pricing model. See the answer to Question 8, “How many new RSUs will I receive for the eligible options that I exchange?” for more information on the determination of the “fair value” of your eligible options.

Grant Date	“grant date” refers to the date an equity award, such as a stock option or RSU, is granted.

Intrinsic Value	“intrinsic value” with respect to an option refers to the absolute value of the difference between the trading price of EFI’s common stock and the exercise price of the option. An underwater option has no intrinsic value since its exercise price is higher than the current trading price of the underlying common stock.

ISOs	“ISOs” refers to incentive stock options, a type of employee stock option that can be granted only to employees and may confer a U.S. tax benefit.

New RSUs	“new RSUs” refers to RSUs granted pursuant to the Offer to Exchange that replace eligible options elected to be exchanged by eligible employees.

Offer or Offer to Exchange	“offer” or “Offer to Exchange” refers to the Offer to Exchange Certain Outstanding Stock Options for Restricted Stock Units and/or Cash Payments, as it may be amended and supplemented from time to time.

Offering Period	“offering period” refers to the period between the commencement date and the completion date during which eligible employees can elect to exchange eligible options.

Option Exchange	“option exchange” refers to the exchange of eligible options for new RSUs or a cash payment.

Restricted Stock Unit (RSU)	“restricted stock unit” or “RSU” refers to the right to receive shares of EFI’s common stock in the future provided the vesting criteria and other terms and conditions set forth in the relevant agreements and governing equity plan documents are satisfied.

SEC	“SEC” refers to the Securities and Exchange Commission.

Stock Option Expiration Date	“stock option expiration date” refers to the date a stock option expires and is no longer available for exercise. For EFI, this is typically seven to ten years following the grant date of a stock option.

Q3.	Why is EFI conducting the option exchange?

A3.	The option exchange gives eligible employees an opportunity to exchange certain options that are “underwater” as of the commencement date for new RSUs that may provide value to eligible employees even if EFI’s stock price does not increase.

For EFI to be successful, we believe employees need to think like stockholders. EFI’s equity program is designed to link the personal interests of employees to those of EFI’s stockholders and provides a way for employees to share in the long-term growth of the company.

In addition, EFI wants to motivate and engage its employees to continue to build stockholder value. Like many companies, EFI has experienced a significant decline in its stock price over the last year in connection with the current global financial and economic crisis. This decline in price has resulted in a considerable number of EFI’s employees holding stock options that are “underwater,” meaning the exercise price of the option is higher than the current trading price of EFI’s common stock. EFI believes that these stock options, because they are currently underwater, are no longer effective at providing the incentives that EFI believes are necessary to motivate and retain its employees.

EFI believes that this one-time Offer to Exchange will restore the retention and incentive benefits of EFI’s equity awards, help EFI to retain its valuable employees and better align the interests of its employees and stockholders to maximize stockholder value. By making the Offer to Exchange, EFI intends to provide eligible employees with the opportunity to receive new RSUs that have greater retention value because, unlike underwater options, such new RSUs will provide value to employees even if EFI’s stock price does not increase. This approach of exchanging eligible options for new RSUs is consistent with EFI’s current compensation strategy and provides what EFI believes is a meaningful incentive for employees whose options are underwater.

See Section 3 of the Offer to Exchange entitled “Purpose of the Offer” for more information.

Q4.	How do RSUs differ from stock options?

A4.	The table below outlines some key differences between stock options and RSUs:

	Stock Options	RSUs
What they are	The right to purchase a fixed number of share of EFI common stock at a fixed price for a fixed period of time	The right to receive shares of EFI common stock in the future at no cost to the employee, subject to vesting conditions.

How they work

Once a stock option grant vests, you can exercise the vested portion at any time until the expiration date of that option. Exercising an option means you buy the stock at the exercise price set on the date of the grant.

If the price of EFI’s common stock is greater than the exercise price when you exercise and sell the shares, you receive the gain (after taxes).

However, if EFI’s common stock price is less than the exercise price, the stock option has no intrinsic value and is considered to be “underwater.”

Once an RSU vests, a share of EFI stock is issued to you and at no cost to you, other than withholding for applicable taxes associated with the RSU. Unlike stock options, you do not need to exercise RSUs in order to receive shares.

An RSU has value equal to the then current EFI common stock price. Once EFI stock is issued to you following the vesting of the RSU, you can either keep it as an investment or sell it, subject to EFI’s trading windows.

Example (assumes vested options and RSUs, before taxes)

If you were awarded a stock option with a per share exercise price of $10 and the EFI common stock price subsequently increased to $12, the option would be worth $2 (before taxes), if exercised on that later date.

If you are awarded a stock option with a per share exercise price of $12 and the EFI common stock price subsequently decreases to $10, the option will have no intrinsic value as of that later date.

If the stock price on the grant date of your RSU is $10, and the EFI common stock price subsequently increases to $12, each RSU will be worth $12 (before taxes) as of that date of determination.

If the stock price on the grant date of your RSU is $12, and the EFI common stock price subsequently decreases to $10, each RSU will be worth $10 (before taxes) as of that date of determination.

Eligibility

Q5.	How do I know whether I am eligible to participate in the option exchange?

A5.	You will be eligible to participate in the option exchange only if (1) you are an active employee on the commencement date, (2) you remain an active employee through the completion date, and (3) you hold at least one eligible option. EFI’s executive officers and members of EFI’s board of directors may not participate in the option exchange.

EFI reserves the right to withdraw the Offer to Exchange in any jurisdiction for which it determines that the option exchange would have regulatory, tax or other implications that are inconsistent with EFI’s compensation policies and practices. If EFI withdraws the Offer to Exchange in a particular jurisdiction, the Offer to Exchange will not be made to, nor will eligible options be accepted for exchange from or on behalf of, employees in that jurisdiction.

See Section 1 of the Offer to Exchange entitled “Eligibility” for more information.

Q6.	How do I know which options are eligible for the Offer to Exchange?

A6.	If you are eligible to participate in the option exchange, the election website will indicate which of your stock options are eligible to be exchanged in the Offer to Exchange. In order for your stock option awards to be eligible for the Offer to Exchange, they must have been granted prior to February 28, 2009 and, if not exchanged, would have a remaining term of more than six months immediately following the completion date.

In addition, eligible options must have a per share exercise price that is greater than $10.77. An option will not be an eligible option (and any election with regard to such option will be disregarded) if, on the completion date, the per share exercise price of the option is less than the per share closing trading price of EFI’s common stock on the completion date, as reported by the NASDAQ Global Select Market. Furthermore, if you fully or partially exercise an eligible option on or after the commencement date of the option exchange, you may not exchange any part of that option in the option exchange.

See Section 1 of the Offer to Exchange entitled “Eligibility” for more information.

Q7.	Are there circumstances in which I would not be eligible to be granted RSUs in the option exchange?

A7.	Yes. If you are eligible to participate in the option exchange, the election website will indicate whether you would be entitled to receive a grant of new RSUs or a cash payment with respect to each eligible option you hold. A cash payment will be made in the option exchange with respect to the following types of eligible options:

•	an eligible option with a fair value of $250 or less, or

•

an eligible option held by an employee of EFI or one of EFI’s majority-owned subsidiaries in Australia, Belgium, Brazil, Canada, China, France, Italy, South Korea, Mexico, Singapore, Spain, Sweden or the United Kingdom (regardless of the number of new RSUs that would be issued upon exchange of that eligible option under the applicable exchange ratio).

No RSUs will be issued with respect to any such eligible option that is exchanged for a cash payment.

Please see the Supplemental Questions and Answers for Cash Payments that follows this Summary Term Sheet and Questions and Answers, along with Section 2 of the Offer to Exchange entitled “Number of New RSUs or Amount of Cash Payment; Completion Date” for more information.

In addition, if, for any reason, you are not an eligible employee on the commencement date and/or you do not remain an active employee through the completion date, you will not be eligible to participate in the Offer to Exchange. Instead, you will keep your current eligible options and those options will vest and expire in accordance with their existing terms and conditions. Except as provided by applicable law and/or any employment agreement between you and EFI, your employment with EFI remains “at-will” regardless of your participation in the Offer to Exchange and can be terminated by you or your employer at any time with or without cause or notice. Participation in EFI’s equity plans is entirely voluntary, and the benefits afforded under the Plans do not form an employment contract with EFI or any of its affiliates. The grant of new RSUs or a cash payment in the offer is a one-time benefit and will not give you any right to any future grants under EFI’s equity plans. See Section 1 of the Offer to Exchange entitled “Eligibility” for more information.

If you hold options that were granted on or after February 28, 2009 or would have a remaining term of less than six months immediately following the completion date, those options will not be eligible for exchange and will continue to be governed by their existing terms. See Section 15 of the Offer to Exchange entitled “Extension of Offer; Termination; Amendment” for more information.

Finally, even if EFI accepts your eligible options pursuant to the Offer to Exchange, EFI will not grant new RSUs or make a cash payment to you if EFI is prohibited from doing so by applicable laws. For example, EFI could become prohibited from granting new RSUs as a result of changes in the SEC or NASDAQ rules. However, EFI does not anticipate any such prohibitions at this time. See Section 13 of the Offer to Exchange entitled “Legal Matters; Regulatory Approvals” for more information.

Terms and Conditions of the Option Exchange and New RSUs

Q8.	How many new RSUs will I receive for the eligible options that I exchange?

A8.	If you are eligible to participate in the option exchange, the election website will indicate how many new RSUs, you are eligible to receive in exchange for each of your eligible options. The number of new RSUs that you are eligible to receive in exchange for an eligible option, which we generally refer to as an “exchange ratio,” depends on the fair value of the eligible option as determined using the Black-Scholes-Merton option pricing model. This model is a mathematical formula used to calculate the theoretical present value of a stock option using variables such as stock price, exercise price, volatility, dividend yield, risk-free interest rate and expected option term. For this calculation, we used the closing price per share of our common stock as of August 28, 2009, the trading day immediately preceding the commencement date of the offer, as reported by the NASDAQ Global Select Market, to determine the stock price.

Example

Assume that you hold an eligible option to purchase 2,000 shares of EFI common stock, that the exchange ratio for the eligible option is 4:1 (4.0000), and that the eligible option is not subject to exchange for a cash payment. You could elect to exchange the option for 500 new RSUs, which is calculated by dividing the number of shares (2,000) by the exchange ratio (4:1 (4.0000)).

A specific exchange ratio will be calculated for each eligible option based on the fair value of that eligible option. This means that the various eligible options you hold may be subject to different exchange ratios. For purposes of applying the exchange ratios, fractional RSUs will be rounded down to the nearest whole RSU on a grant-by-grant basis.

You will not have to calculate the number of new RSUs you will receive for the eligible options you elect to exchange in the option exchange. The election website lists the exchange ratio and the number of new RSUs you are eligible to receive for each of your eligible option grants. If for any reason you are unable to access the election website, you may request the information about your eligible options by emailing the Option Exchange Administrator at efioptionexchange@efi.com. Attached as Schedule C to the Offer to Exchange is a table setting forth the exchange ratios for all of the eligible options.

See Section 2 of the Offer to Exchange entitled “Number of New RSUs or Amount of Cash Payment; Completion Date” for more information.

Q9.	Will the terms and conditions of my new RSUs be the same as my exchanged options?

A9.	No. RSUs are a different type of award than stock options, and the terms and conditions of your new RSUs will be different from the exchanged options. New RSUs will be granted under EFI’s 2009 Plan and will be subject to a restricted stock unit agreement. The 2009 Plan and the current form of restricted stock unit agreement under the plan are included as exhibits to a document EFI filed with the SEC called a “Schedule TO,” which is available on the SEC website at http://www.sec.gov and on the Investor Relations portion of our website at http://www.efi.com. During the option exchange, they are also available on the election website at https://webapps.efi.internal/exchange and by requesting a copy from the Option Exchange Administrator at efioptionexchange@efi.com. We will promptly furnish to you copies of these documents upon request at our expense.

The vesting schedule of new RSUs will be different from the vesting schedule of the exchanged options. See the answer to Question 11, “When will my new RSU awards vest?” and Section 9 of the Offer to Exchange entitled “Source and Amount of Consideration; Terms of New RSUs and Cash Payments” for more information.

In addition, the tax treatment of the new RSUs may differ significantly from the tax treatment of your exchanged options. Please see the answer to Question 24, “Will I have to pay taxes if I participate in the option exchange?” and Section 14 of the Offer to Exchange entitled “Material Income Tax Consequences” as well as Schedules D through U of the Offer to Exchange, which describe income tax consequences of the option exchange and the grant of new RSUs and cash payments outside of the United States, for more information.

Q10.	When will I receive my new RSUs?

A10.	The grant date of the new RSUs will be the completion date of the option exchange. If the option exchange period is extended, the completion date and the grant date of the new RSUs will be correspondingly delayed. Please note that it may take a few weeks from the completion date for the grant of new RSUs to be reflected in your online brokerage account. If your account has not been updated for the new RSUs within a few weeks following the completion date of the option exchange, please contact the Option Exchange Administrator at efioptionexchange@efi.com. You will receive documentation related to your new RSUs as soon as reasonably practicable after the completion date. You will receive the shares of EFI common stock subject to your new RSUs if and when your new RSUs vest (less the number of any shares withheld to satisfy tax withholding, if applicable).

See the answer to Question 11, “When will my new RSU awards vest?” for more information. Also see Section 6 of the Offer to Exchange entitled “Acceptance of Options for Exchange; Grant of New RSUs and Cash Payments” and Section 9 of the Offer to Exchange entitled “Source and Amount of Consideration; Terms of New RSUs and Cash Payments” for more information.

Q11.	When will my new RSU awards vest?

A11.	If you decide to exchange your eligible options, your new RSUs will be unvested on the completion date of the option exchange, even if the eligible options you exchanged were completely vested. New RSUs exchanged for surrendered options that are vested or would have vested on or prior to the six month anniversary of the completion date (such six month anniversary, the “New Vesting Start Date”), will vest on the New Vesting Start Date. Newly issued RSUs issued in exchange for surrendered options that would have been unvested as of the New Vesting Start Date will vest pursuant to the original vesting schedule of such surrendered options, except that the RSUs will vest in annual installments on each anniversary of the New Vesting Start Date, with each annual installment consisting of that number of RSUs equal to the number of shares subject to the surrendered option that would have vested, as adjusted in accordance with the exchange ratios applied in this Offer to Exchange, in the 12-month period ending on such anniversary.

Example 1: Fully vested options

Assuming the completion date is September 28, 2009, if your stock options are fully vested at the time of the exchange, your new RSUs will vest on March 28, 2010, as long as you remain an active employee eligible for vesting.

Example 2: Partially vested options

If you were granted an eligible option on September 28, 2007 and that option was scheduled to vest with respect to 25% of the shares subject to the eligible option on the first anniversary of the date of grant, with the remainder vesting as to 2.5% of the shares over the subsequent 30 months, then if you did not participate in the option exchange, the eligible option would be vested as to 55% of the shares as of September 28, 2009 and will continue to vest as to 2.5% of the shares each month thereafter such that it will be 70% vested on March 28, 2010 and fully vested on March 28, 2011. Assuming the option exchange is completed and the eligible option is exchanged for new RSUs on September 28, 2009, then EFI will issue new RSUs that will not begin vesting until the New Vesting Start Date, or March 28, 2010. On March 28, 2010, 70% of the new RSUs will vest and the shares subject to the vested new RSUs will be issued upon such vesting. The remaining RSUs would vest on March 28, 2011.

New RSUs granted in the option exchange will only vest if the holder remains an active employee who is eligible for vesting under the terms and conditions of the applicable restricted stock unit agreement, the relevant terms of the 2009 Plan and other relevant EFI policies, as each may be amended from time to time. As such, vesting may be delayed by certain leaves of absences or changes in status, such as becoming a part-time employee, based on EFI policies and local law. Generally, new RSUs that are not vested at termination of service to EFI, as determined in accordance with the applicable plan, will be cancelled without payment.

See Section 9 of the Offer to Exchange entitled “Source and Amount of Consideration; Terms of New RSUs and Cash Payments” for more information.

Q12.	Are there any restrictions on the number of eligible options I must elect to exchange in order to participate in the option exchange?

A12.	No. There is no minimum number of eligible options that you must elect to exchange in order to participate. However, if you elect to participate in the option exchange and to exchange an individual eligible option grant, you must elect to exchange the entire individual eligible option grant. Furthermore, please note that there may be brokerage and/or wire fees associated with selling the shares of EFI common stock acquired upon vesting of new RSUs which could affect the benefit you can realize from such sale. See the answer to Question 17 “Do I have to pay for new RSUs?” and Section 9 of the Offer to Exchange entitled “Source and Amount of Consideration; Terms of New RSUs and Cash Payments” for more information.

Please also note that if an eligible option is surrendered in the option exchange and either the option (1) has a fair value of $250 or less or (2) is held by an employee who is actively employed by EFI or EFI’s majority-owned subsidiaries in Australia, Belgium, Brazil, Canada, China, France, Italy, South Korea, Mexico, Singapore, Spain, Sweden or the United Kingdom, then that option will be exchanged for a cash payment instead of new RSUs. No RSUs will be issued with respect to any such eligible option that is exchanged for a cash payment. Please see the Supplemental Questions and Answers for Cash Payments that follows this Summary Term Sheet and Questions and Answers, along with Section 2 of the Offer to Exchange entitled “Number of New RSUs or Amount of Cash Payment; Completion Date” for more information.

Participating in the Option Exchange

Q13.	How do I participate in the option exchange?

A13.	If you choose to participate in the option exchange, you must take action before 9:00 p.m. Pacific Daylight Time on the completion date. To participate in the option exchange:

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First, educate yourself about the option exchange from the information and resources presented in the document called “Offer to Exchange” and other related documents referenced in the Offer to Exchange, available on the election website and intranet.

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Next, evaluate your options. You will be able to model the options that are available for exchange in comparison to the new RSUs or in certain cases, cash you would receive on completion of the exchange.

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Finally, elect which eligible options to exchange, if any. You must make your election online during the offering period (i.e., between the commencement date and the completion date). Just follow these simple steps:

•	Log on to the election website at https://webapps.efi.internal/exchange using your EFI login name and password

•	Properly complete and submit your election before 9:00 p.m. Pacific Daylight Time on the completion date.

If for any reason you are unable to access the election website, you may submit a paper copy of your Election Form via facsimile to (650) 357-4056, but it must be completed, signed and received by our Option Exchange Administrator by 9:00 p.m. Pacific Daylight Time on the completion date.

If you need an Election Form or information about your eligible options, you may email the Option Exchange Administrator at efioptionexchange@efi.com to request them.

Important Information

If you are employed by us in Israel or The Netherlands or were granted eligible options while employed by us in Israel or The Netherlands, in addition to completing an Election Form, you must also complete a consent agreement to the terms of a tax ruling and submit it to the Option Exchange Administrator at efioptionexchange@efi.com in order for the terms of the ruling to apply to you. Your consent agreement must be submitted within 30 days following the date the ruling is obtained. We will notify eligible employees affected by the applicable ruling once it has been obtained.

You can change your election any time during the offering period; however, the last election or change that you make, if any, at or prior to 9:00 p.m. Pacific Daylight Time on the completion date will be final and will supersede any previous elections.

If you elect to exchange any portion of an individual eligible option grant in the Offer to Exchange, you must elect to exchange the entire individual eligible option grant. However, if you hold more than one individual eligible option grant, you may choose to exchange one or more of such individual eligible option grants, on a grant-by-grant basis, without having to exchange all of your individual eligible option grants. No partial exchanges of an eligible option grant will be permitted. See the answer to Question 15, “Can I choose which eligible options I want to exchange?” for more information. If you are eligible to participate in the option exchange, the election website will list all of your eligible options.

Confirmation statements for submissions through the election website may be obtained by clicking on the “View/Print/Save Confirmation” button after submitting your election or withdrawal. You should print and save a copy of the confirmation for your records. If your election or withdrawal is received by EFI via facsimile, EFI intends to confirm the receipt of your election and/or any withdrawal by email. If you do not receive a confirmation, it is your responsibility to confirm that EFI has received your election and/or any withdrawal.

Responses submitted by any other means, including hand delivery, email, interoffice, U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted, and will not be accepted.

Q14.	Am I required to participate in the stock option exchange?

A14.	No. Participation in the option exchange is voluntary. If you choose not to participate in the offer, you will continue to hold your eligible options on the same terms and conditions and pursuant to the equity incentive plans under which they were originally granted. See Section 2 of the Offer to Exchange entitled “Number of New RSUs or Amount of Cash Payment; Completion Date” for more information. See also the response to Question 25, “Are there any tax consequences if I do not participate in the option exchange?” for the potential tax consequences on your eligible options that are intended to qualify as incentive stock options (or ISOs) if you elect not to participate in the Offer to Exchange.

Q15.	Can I choose which eligible options I want to exchange?

A15.	You may choose to exchange some, all or none of your eligible option grants in the Offer to Exchange. Electing to exchange eligible options in the option exchange is entirely at your discretion. However, if you elect to participate in the option exchange and to exchange an individual eligible option grant, you must elect to exchange the entire individual eligible option grant. EFI is not accepting partial tenders of individual eligible option grants, except that you may elect to exchange the entire remaining portion of an eligible option grant that you have exercised partially. You otherwise may not elect to exchange only some of the shares covered by any particular individual eligible option grant. See Section 2 of the Offer to Exchange entitled “Number of New RSUs or Amount of Cash Payment; Completion Date” for more information.

Q16.	Can I exchange a portion of any eligible option grant that is subject to a domestic relations order?

A16.	As described in the response to Question 15 above, you generally may not exchange a portion of an eligible option grant. However, if you are an eligible employee, that rule will not apply to the portion of any eligible option grant you hold that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage). The portion of the eligible option beneficially owned by you may be tendered in the offer if eligible, provided that such portion must be tendered with respect to all of the shares covered by such portion. For instance, if you were granted an eligible option to purchase 3,000 shares that is subject to a domestic relations order, 1,000 of which are beneficially owned by your former spouse, and 2,000 of which are beneficially owned by you, then you may elect to participate in the offer and exchange the portion of the eligible option grant that you beneficially own covering the 2,000 shares subject to that portion. The portion of the eligible option grant beneficially owned by your former spouse may not be exchanged in this offer (even if your former spouse is an eligible employee).

It is your responsibility to notify us of any such situation by contacting the Option Exchange Administrator at efioptionexchange@efi.com.

Q17.	Do I have to pay for new RSUs?

A17.	You do not have to make any cash payment to EFI to receive a grant of new RSUs in exchange for your exchanged options. You also do not have to pay EFI to receive the shares of EFI common stock that become issuable to you if your new RSUs vest. However, please see the answer to Question 24, “Will I have to pay taxes if I participate in the option exchange?” regarding income taxes, social security contributions and other taxes that may be payable by you upon the surrender of your eligible options, a grant of new RSUs and/or the vesting of your new RSUs. See Section 14 of the Offer to Exchange entitled “Material Income Tax Consequences,” as well as Schedules D through U of the Offer to Exchange, which describe the income tax consequences of the option exchange and the grant of new RSUs outside of the United States, for more information.

Please also note that you will incur brokerage and/or wire fees in the event you decide to sell the shares of EFI common stock issued to you upon vesting of your new RSUs. See Section 9 of the Offer to Exchange entitled “Source and Amount of Consideration; Terms of New RSUs and Cash Payments” for more information.

Q18.	How do I decide whether I should participate in the option exchange?

A18.	First, review all of the materials provided to you in connection with the Offer to Exchange, including this Summary Term Sheet and Questions and Answers and, if applicable, the Supplemental Questions and Answers for Cash Payments which immediately follows. These materials can all be found on the election website and in, or filed as exhibits to, a document filed by EFI with the SEC called a “Schedule TO,” which is available on the SEC website at http://www.sec.gov and on the Investor Relations portion of our website at http://www.efi.com. During the option exchange, they are also available on the election website at https://webapps.efi.internal/exchange and by requesting a copy from the Option Exchange Administrator at efioptionexchange@efi.com. We will promptly furnish to you copies of these documents upon request at our expense.

In addition to reviewing the materials, please note the following:

1.	This offer is not a one-for-one exchange. You will receive fewer new RSUs than eligible options exchanged.

2.	RSUs provide value upon vesting even if EFI’s stock price does not increase after the grant date. However, because the exchange ratios for the option exchange are not one-for-one, it is possible that, at some point in the future, the aggregate value of the options you choose to exchange may be greater than the aggregate value of the new RSUs received by you pursuant to the option exchange.

3.	New RSUs granted in the option exchange will be subject to new vesting schedules, even if the eligible options you exchange were fully vested.

4.	Do not forget to consider taxes. In general, your new RSUs will be taxed when they vest. But taxation and social security contribution rules vary from country to country, so you will want to review all of the documents provided in connection with the Offer to Exchange carefully. If you are a resident of or subject to the tax laws in more than one country, you should be aware that there may be additional or different tax and social security contribution consequences that may apply to you.

Please also note that no one from EFI is, or will be, authorized to provide you with advice, recommendations or additional information. You must make your own personal decision as to whether or not to participate in the option exchange. You are strongly encouraged consult with your personal legal counsel, accountant, financial and/or tax advisors for further advice.

See Section 9 of the Offer to Exchange entitled “Source and Amount of Consideration; Terms of New RSUs and Cash Payments” for more information. Please also review the “Risks of Participating in the Exchange Offer” section that appears after the Supplemental Questions and Answers for Cash Payments. In addition, if you are employed by EFI or one of its majority-owned subsidiaries outside the United States, please refer to Schedules D through U of the Offer to Exchange for a description of the income tax, social security contribution and other tax consequences that may apply to you. See Section 3 of the Offer to Exchange entitled “Purpose of the Offer” for more information.

Q19.	Is EFI making any recommendation as to whether I should exchange my eligible options?

A19.	No. EFI is providing you with as much information as possible to assist you in making your own informed decision. However, EFI is not making any recommendation as to whether you should accept the Offer to Exchange. No one from EFI is, or will be, authorized to provide you with advice, recommendations or additional information. You must make your own personal decision as to whether or not to participate in the option exchange. You are strongly encouraged to consult with your personal legal counsel, accountant, financial and/or tax advisors for further advice. Please also review the “Risks of Participating in the Exchange Offer” section that appears after the Supplemental Questions and Answers for Cash Payments. In addition, if you are employed by EFI or one of its majority-owned subsidiaries outside the United States, please refer to Schedules D through U of the Offer to Exchange for a description of the income tax, social security contribution and other tax consequences that may apply to you. See Section 3 of the Offer to Exchange entitled “Purpose of the Offer” for more information.

Exchanged Options

Q20.	When will my exchanged options be cancelled?

A20.	Your exchanged options will be cancelled as of the completion date. If the Offer to Exchange is extended and the completion date delayed, the cancellation of your exchanged options will be correspondingly delayed. See Section 6 of the Offer to Exchange entitled “Acceptance of Options for Exchange; Grant of New RSUs and Cash Payments” for more information.

Q21.	Will I be required to give up all of my rights under the exchanged options?

A21.	Yes. If EFI accepts your exchanged options, your exchanged options will be cancelled and you no longer will have any rights under those exchanged options. EFI will cancel all exchanged options as of the completion date. However, if the completion date is delayed, the date the exchanged options are cancelled will be correspondingly delayed. See Section 6 of the Offer to Exchange entitled “Acceptance of Options for Exchange; Grant of New RSUs and Cash Payments” for more information.

Q22.	After I have elected to exchange eligible options, is there anything I must do to receive new RSUs after the completion date?

A22.	No. If EFI accepts your election to exchange eligible options, you do not need to take additional action in order to receive your new RSUs. Your new RSUs will be granted to you as of the completion date. If the Offer to Exchange is extended and the completion date delayed, the date on which new RSUs are granted will be correspondingly delayed. In order to receive the shares covered by the new RSU grant, you must continue to be an active employee and eligible for vesting under EFI’s policies, as amended from time to time, through the applicable vesting date. See the answer to Question 11, “When will my new RSU awards vest?” along with Section 9 of the Offer to Exchange entitled “Source and Amount of Consideration; Terms of New RSUs and Cash Payments” for more information.

Other Equity Awards

Q23.	Can I exchange shares of EFI common stock that I acquired upon a prior exercise of options or pursuant to EFI’s employee stock purchase plan?

A23.	No. The Offer to Exchange relates only to eligible options to purchase shares of EFI common stock. You may not exchange any shares of EFI common stock or any equity awards (other than eligible options) in the Offer to Exchange. See Section 2 of the Offer to Exchange entitled “Number of New RSUs or Amount of Cash Payment; Completion Date” for more information.

Tax Consequences

Q24.	Will I have to pay taxes if I participate in the option exchange?

A24.	If you participate in the option exchange and are a U.S. taxpayer, you generally will not be required under current U.S. law to recognize income for U.S. federal or state income taxes purposes at the time of the exchange or, with respect to new RSUs, at the time the new RSUs are granted. However, you normally will have taxable income when the new RSUs vest and the shares are issued to you, at which point EFI typically also will have a tax withholding obligation. EFI’s tax withholding obligations, if applicable, will be satisfied in the manner specified in the applicable restricted stock unit agreement. You also may have taxable capital gain in the United States when you sell the shares underlying the new RSUs. Note that the tax treatment of new RSUs in the United States differs significantly from the tax treatment of your eligible options and, as a result of participating in the offer, your tax liability could be higher than if you had kept your eligible options.

Please see Section 14 of the Offer to Exchange entitled “Material Income Tax Consequences” for a summary of the general tax consequences in the United States associated with the option exchange, your eligible options and new RSUs.

You should consult with your personal legal counsel, accountant, financial and/or tax advisors to determine the personal tax consequences to you of participating in the option exchange. If you are a resident of or subject to the tax laws in more than one country, you should be aware that there may be additional or different income tax, social security contribution and other tax consequences that may apply to you.

If you participate in the option exchange and are an employee of EFI or one of its majority-owned subsidiaries in Australia, Belgium, Brazil, Canada, China, France, Germany, India, Israel, Italy, Japan, Mexico, The Netherlands, Singapore, South Korea, Spain, Sweden or the United Kingdom, please refer to Schedules D through U of the Offer to Exchange for a description of the income tax and social security contributions consequences that may apply to you.

If your eligible options were granted while you were employed in one jurisdiction and you now work for EFI in another jurisdiction, you may be subject to income taxes and other taxes at the time of the exchange in the jurisdiction in which the eligible option was originally granted. You should consult with your personal legal counsel, accountant, financial and/or tax advisors to determine the tax effect of your individual circumstances.

Q25.	Are there any tax consequences if I do not participate in the option exchange?

A25.	If this offer is open for 30 calendar days or more, incentive stock options (or ISOs) held by eligible employees who do not participate in this offer will be considered to have been modified as of the date this offer commenced, which will be considered a new date of grant for purposes of determining whether the employee will receive favorable U.S. tax treatment with respect to the incentive stock options. As a result, if this offer is open for 30 calendar days or more and you elect not to exchange your eligible ISOs, you must not dispose of any shares acquired with respect to the incentive stock option until the passage of more than two years from the commencement date (that is, more than two years from August 31, 2009) and more than one year after the exercise of the option (even if you do not exchange your incentive stock options for new RSUs or a cash payment) if you want to preserve the favorable U.S. tax treatment with respect to any such incentive stock option (otherwise, the option will be treated as a nonstatutory stock option). If these holding periods (and all other incentive stock option requirements) are met, the excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain. In addition, the deemed modification described above in this paragraph may result in all or a portion of your incentive stock option being treated as a nonstatutory stock option under the tax laws because the tax laws impose a $100,000 limit on the number of incentive stock options that may vest and become exercisable in any calendar year and require that both your incentive stock option as it existed before the modification and your incentive stock option as it exists after the modification be included for purposes of determining whether this limit has been exceeded (that is, your existing option and your modified option must be considered in applying this limit). The Offer to Exchange is currently scheduled to be completed on September 28, 2009 and, accordingly, if not extended, the offer will have remained open for less than 30 calendar days and the incentive stock option terms would not be subject to adjustment as described above. See Section 14 of the Offer to Exchange entitled “Material Income Tax Consequences” for more information and please consult with your own tax advisor.

Your Election Form provided on the election website will indicate which of your eligible options, if any, are incentive stock options (or ISOs).

Options Not Exchanged

Q26.	What happens to my eligible option grants if I choose not to participate or my eligible options are not accepted for exchange?

A26.	If you choose not to participate or your eligible options are not accepted for exchange, your eligible option grants will retain their current exercise price, retain their current vesting schedule, remain outstanding until they are exercised or expire by their terms, and retain all of the other terms and conditions as set forth in the relevant equity incentive plan and agreement related to such eligible option grants (except that the tax treatment of any eligible options that are intended to qualify as incentive stock options may be affected by the option exchange, as described in the response to Question 25). See Section 6 of the Offer to Exchange entitled “Acceptance of Options for Exchange; Grant of New RSUs and Cash Payments” for more information.

Changing or Withdrawing Previous Elections

Q27.	May I change my mind about which eligible options I want to exchange?

A27.	Yes. You may change your mind after you have made your election and change the eligible options you elect to exchange on a grant-by-grant basis at any time before 9:00 p.m. Pacific Daylight Time on the completion date by making a new election on the election website (or, if you do not have access to the election website, by submitting a new paper Election Form via facsimile). To make a new election, you must follow the same steps as making an initial election. Please see the answer to Question 13, “How do I participate in the option exchange?” and Section 4 of the Offer to Exchange entitled “Procedures for Electing to Exchange Options” for more information.

Please be sure that any new election you submit includes all of the eligible options with respect to which you want to accept the Offer to Exchange and excludes all eligible options with respect to which you wish not to accept the Offer to Exchange. Please note that the last election that you make before 9:00 p.m. Pacific Daylight Time on the completion date will supersede any previous elections and will be final.

Q28.	May I change my mind and withdraw from the Offer to Exchange?

A28.	Yes. You may change your mind after you have made your election and withdraw eligible options on a grant-by-grant basis at any time before 9:00 p.m. Pacific Daylight Time on the completion date by changing your existing election on the election website (or, if you do not have access to the election website, by submitting a new paper Election Form via facsimile). If you choose to withdraw any of your eligible options, the withdrawn eligible option grants will retain their current exercise price, retain their current vesting schedule, remain outstanding until they are exercised or expire by their terms, and retain all of the other terms and conditions as set forth in the relevant equity incentive plan and agreement related to such eligible option grants (except that the tax treatment of any eligible options that are intended to qualify as incentive stock options may be affected by the option exchange, as described in the response to Question 25).

To change your existing election, you must follow the same steps as making an initial election. Please see the answer to Question 13 “How do I participate in the option exchange?” for more information. See also Section 4 of the Offer to Exchange entitled “Procedures for Electing to Exchange Options” for more information.

Please be sure that any Election Form that you submit includes all the eligible options with respect to which you want to accept the Offer to Exchange and excludes all eligible options with respect to which you wish not to accept the Offer to Exchange. Please note that the last election that you make before 9:00 p.m. Pacific Daylight Time on the completion date will supersede any previous elections and will be final.

Q29.	What if I withdraw my election and then decide again that I want to participate in the option exchange?

A29.	If you have withdrawn your election to participate and then decide again that you would like to participate in the option exchange, you may re-elect to participate by submitting a new properly completed Election Form before 9:00 p.m. Pacific Daylight Time on the completion date. Please see the answer to Question 13 “How do I participate in the option exchange?” for more information. See also Section 4 of the Offer to Exchange entitled “Procedures for Electing to Exchange Options” for more information. Please note that the last election that you make before 9:00 p.m. Pacific Daylight Time on the completion date will supersede any previous elections and will be final.

Changes to the Offer to Exchange and Conditions to the Option Exchange; Termination of Offer

Q30.	If EFI extends or changes the Offer to Exchange, how will you notify me?

A30.	If EFI extends or otherwise changes the Offer to Exchange, EFI will issue a press release, email and/or other form of communication disclosing the extension no later than 6:00 a.m. Pacific Daylight Time on the next U.S. business day following the previously scheduled completion date. See Section 2 of the Offer to Exchange entitled “Number of New RSUs or Amount of Cash Payment; Completion Date” and Section 15 of the Offer to Exchange entitled “Extension of Offer; Termination; Amendment” for more information.

Q31.	Are there any conditions to the Offer to Exchange?

A31.	Yes. The completion of the Offer to Exchange is subject to a number of customary conditions that are described in Section 7 of the Offer to Exchange. If any of these conditions are not satisfied, EFI will not be obligated to accept and exchange properly tendered eligible option grants, though EFI may elect to do so at its sole discretion. See Section 2 of the Offer to Exchange entitled “Number of New RSUs or Amount of Cash Payment; Completion Date” and Section 7 of the Offer to Exchange entitled “Conditions of the Offer” for more information.

The offer is not conditioned upon a minimum number of eligible stock options being surrendered for exchange or a minimum number of eligible employees participating.

Q32.	What if EFI is acquired by another company?

A32.	Although EFI currently does not anticipate a merger or acquisition, if EFI merges or consolidates with or is acquired by another entity prior to the completion date, you may choose to withdraw any options which you tendered for exchange and your options will be treated in accordance with the applicable equity incentive plan and option agreement. Further, if EFI is acquired prior to the completion date, EFI reserves the right to withdraw the offer, in which case your eligible options and your rights under them will remain intact and exercisable for the time period set forth in your option agreement and you will receive no new RSUs or cash in exchange for your eligible options pursuant to the Offer to Exchange. If EFI is acquired prior to the completion date but does not withdraw the offer, EFI (or the successor entity) will notify you of any material changes to the terms of the Offer to Exchange or the new RSUs or cash payment, including any adjustments to the number of shares that will be subject to the new RSUs. Under such circumstances, the type of security and the number of shares covered by your new RSUs would be adjusted based on the consideration per share given to holders of EFI’s common stock in connection with the acquisition. As a result of this adjustment, you may receive new RSUs covering more or fewer shares of the acquiror’s common stock than the number of shares subject to the eligible options that you tendered for exchange or than the number you would have received pursuant to the new RSUs if no acquisition had occurred. If EFI is acquired prior to the completion date but does not withdraw the offer and you elect to exchange an eligible option that would be exchanged for a cash payment instead of new RSUs, the cash payment will be determined and paid in accordance with the terms described in this Offer to Exchange.

Q33.	Can EFI terminate the Offer to Exchange?

A33.	Yes. EFI reserves the right, in its discretion, to terminate the offer at any time before the completion date by giving oral or written notice of the termination to you or by making a public announcement of the termination. See Section 15 of the Offer to Exchange entitled “Extension of Offer; Termination; Amendment” for more information.

Availability of Additional Information

Q34.	Whom can I contact if I have questions about the Offer to Exchange, or if I need additional copies of employee communications issued to date?

A34.	You may download copies of all of the documents referred to in the Offer to Exchange and this Summary Term Sheet and Questions and Answers from the election website. EFI has also publicly filed the documents with the SEC on exhibits to a document called a “Schedule TO,” which is available at http://www.sec.gov and on the Investor Relations portion of our website at http://www.efi.com. During the option exchange, they are also available on the election website at https://webapps.efi.internal/exchange and by requesting a copy from the Option Exchange Administrator at efioptionexchange@efi.com. We will promptly furnish to you copies of these documents upon request at our expense.

You should direct questions about the Offer to Exchange to the Option Exchange Administrator at efioptionexchange@efi.com.

See Section 17 of the Offer to Exchange entitled “Additional Information” for more information.

SUPPLEMENTAL QUESTIONS AND ANSWERS FOR CASH PAYMENTS

If an eligible option is surrendered in the option exchange and either the option (1) has a fair value of $250 or less or (2) is held by an employee who is actively employed by EFI or EFI’s majority-owned subsidiaries in Australia, Belgium, Brazil, Canada, China, France, Italy, South Korea, Mexico, Singapore, Spain, Sweden or the United Kingdom, then that option will be exchanged for a cash payment instead of new RSUs. No RSUs will be issued with respect to any such eligible option that is exchanged for a cash payment. Except for the questions and answers that relate to new RSUs, the questions and answers included in the Summary Term Sheet and Questions and Answers preceding these Supplemental Questions and Answers for Cash Payments are generally applicable to the Offer to Exchange for employees eligible to receive a cash payment. In other words, the same rules regarding eligibility to participate in the option exchange, the requirements for making an election to participate and the other rules outlined in this Offer to Exchange will apply to employees eligible to receive a cash payment as apply to employees eligible to receive new RSUs. Please see Section 2 of the Offer to Exchange entitled “Number of New RSUs or Amount of Cash Payment; Completion Date” and Section 9 of the Offer to Exchange entitled “Source and Amount of Consideration; Terms of New RSUs and Cash Payments” for more information.

Q1.	How do I know whether I am eligible to receive a cash payment in the Offer to Exchange?

A1.	If you are eligible to participate in the option exchange, the election website will indicate for each eligible option you hold whether you are eligible to receive a cash payment in the Offer to Exchange with respect to that option. If you surrender an eligible option in the option exchange and either (1) the option has a fair value of $250 or less or (2) you are actively employed by EFI or EFI’s majority-owned subsidiaries in Australia, Belgium, Brazil, Canada, China, France, Italy, South Korea, Mexico, Singapore, Spain, Sweden or the United Kingdom, then that option will be exchanged for a cash payment instead of new RSUs. No RSUs will be issued with respect to any such eligible option that is exchanged for a cash payment. See Section 1 of the Offer to Exchange entitled “Eligibility” for more information.

Q2.	What will the amount of the cash payment be?

A2.	As to any eligible option described in Question 1 above that is to be cashed out in lieu of a grant of new RSUs, the amount of the cash payment you receive for that option will generally be the fair value of that eligible option. The amount of the cash payment with respect to an eligible option tendered for exchange with a fair value of less than $50 will be rounded up to $50. See the answer to Question 8, “How many new RSUs will I receive for the eligible options that I exchange?” in the Summary Term Sheet and Questions and Answers for more information on the determination of the fair value of your eligible options.

Where applicable, EFI will convert cash payments to local currency using the exchange rate for the completion date published on www.bloomberg.com. EFI will generally satisfy all tax withholding obligations by deducting such obligations from the amount of the cash payment. See Section 9 of the Offer to Exchange entitled “Source and Amount of Consideration; Terms of New RSUs and Cash Payments” for more information.

Q3.	What will the terms and conditions of the cash payment be?

A3.	If you are eligible for a cash payment, you must remain an active employee through the completion date in order to receive a cash payment. Where applicable, EFI will convert cash payments to local currency using the exchange rate for the completion date published on www.bloomberg.com. There will be no other terms and conditions to your receipt of a cash payment. See Section 9 of the Offer to Exchange entitled “Source and Amount of Consideration; Terms of New RSUs and Cash Payments” for more information.

Q4.	When will my cash payment vest?

A4.	In accordance with securities laws, cash payments will not be subject to any vesting, and will be paid promptly following the completion date through your local payroll. See Section 9 of the Offer to Exchange entitled “Source and Amount of Consideration; Terms of New RSUs and Cash Payments” for more information.

Q5.	What are the material tax consequences of receiving a cash payment?

A5.

If you are a U.S. taxpayer, you generally will recognize ordinary income at the time the cash payment is made to you, and EFI generally will have an obligation to withhold applicable federal and state income taxes as well as social security contributions. The amount of ordinary income you recognize will equal the amount of the cash payment. Where applicable, in foreign locations EFI will convert such amounts to local currency using the exchange rate for the completion date published on www.bloomberg.com. See Section 14 of the Offer to Exchange entitled “Material Income Tax Consequences” for more information.

If you are employed by EFI outside of the United States, see Schedules D through U of the Offer to Exchange for more information.

You should consult with your personal legal counsel, accountant, financial, and/or tax advisors to determine the personal tax consequences to you of participating in the option exchange. If you are a resident of or subject to the tax laws in more than one country, you should be aware that there may be additional or different income tax, social security contribution and other tax consequences that may apply to you.

FORWARD-LOOKING STATEMENTS

The Offer to Exchange and the documents incorporated by reference into the Offer to Exchange contain forward-looking statements. You can identify these forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and other similar expressions. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. We are under no obligation, and expressly disclaim any intention nor obligation, to update or alter any forward looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. We caution you not to place undue reliance on the forward-looking statements contained in this Offer to Exchange, which speak only as of the date hereof.

RISKS OF PARTICIPATING IN THE EXCHANGE OFFER

Participating in the Offer to Exchange involves a number of risks and uncertainties, including those described below. You should carefully review these risks and uncertainties, and the other information contained in this Offer to Exchange (including the Schedules to this Offer to Exchange) and in our other filings with the SEC, and are also encouraged to speak with your personal legal counsel, accountant, financial and/or tax advisors, before deciding to participate in the option exchange.

Risks that are Specific to this Offer

If the price of our common stock increases after the date on which your exchanged options are cancelled, your exchanged options might be worth more than the new RSUs or cash payment that you receive in exchange for them.

It is possible that, at some point in the future, your exchanged options would have been economically more valuable than the new RSUs granted to you or cash payment received by you pursuant to this offer. For example, assume that you exchange an eligible option to purchase 1,000 shares with an exercise price of $20 per share and that the exchange ratio applicable to that option is 5:1 (5.0000), you would receive 200 new RSUs. Assume, for illustrative purposes only, that the price of our common stock increases to $30 per share following the completion of the option exchange. Under this example, if you are a U.S. employee and had kept your exchanged option and exercised and sold the underlying shares at $30 per share, you would have realized pre-tax gain of $10,000, but if you exchanged your eligible option grant for new RSUs, and immediately sold the shares subject to the new RSU grant upon vesting when the price of our common stock is $30 per share, you would realize only a pre-tax gain of $6,000.

If you are eligible under the terms of the offer to receive a cash payment instead of new RSUs and you held the eligible option described in the example above, then assuming, for illustrative purposes only, the per share closing trading price of EFI’s common stock on the completion date was $10, you would be entitled to a cash payment in the amount $2,000 in exchange for your eligible option. Assume further, for illustrative purposes only, that the price of our common stock increases to $30 per share following the completion of the option exchange. Under this example, if you had kept your exchanged options and exercised and sold the underlying shares at $30 per share, you would have realized pre-tax gain of $10,000.

In addition, you may pay more taxes on your new RSUs or cash payment than you would on your eligible option grant that you surrendered. For example, assume that you exchange an eligible option grant for 1,000 shares with an exercise price of $20 and that the exchange ratio applicable to that option is 5:1 (5.0000), you would receive 200 new RSUs. If the eligible option grant was exercised for $20 per share while the fair market value of our common stock was $22 per share, you would recognize ordinary income on $2,000 at exercise. If you later sold the shares at $30 per share, you would have capital gain on $8 per share, which is the difference between the sale price of $30 and the $22 fair market value at exercise. If you held the shares more than 12 months, this would be taxed at long-term capital gains rates (currently a maximum of 15% for U.S. taxpayers), and if you held the shares for 12 months or less, this would be taxed at short-term capital gains rates (currently a maximum of 35% for U.S. taxpayers). If, instead, you exchange your eligible option grant for new RSUs, you would recognize ordinary income (currently at a maximum rate of 35% for U.S. taxpayers) on the full fair market value of the shares you receive at the time you receive them (that is, when they vested). For instance, if you vest in 200 new RSUs on a day when the fair market value of our stock is $22 per share, you will recognize ordinary income on $4,400. You then would be subject to additional long- or short-term capital gain, as applicable (depending on the length of time you have held such shares) on any additional gain when you sell the shares. For instance, if you sold the shares at $30 per share, you would have a capital gain of $8 per share. When analyzing the tax consequences to you, you should keep in mind that you do not pay a cash purchase price for new RSUs or the shares thereunder, while, in the example above, you would have paid $20 per share of post-tax dollars for the shares subject to your eligible option grant.

Your new RSUs will not be vested on the grant date, and if your continuous service with us terminates prior to the vesting of such new RSUs, you will not receive full value for your new RSUs.

The new RSUs will be subject to a vesting schedule. If your service with us terminates (whether voluntarily or involuntarily) prior to the date your new RSUs vest, you will not receive the shares subject to those new RSUs. Instead, your new RSUs will terminate immediately upon your termination of service to EFI. As a result, you would not receive full value from your new RSUs. See the answer to Question 11, “When will my new RSU awards vest?” and Section 9 of this Offer to Exchange entitled “Source and Amount of Consideration; Terms of New RSUs and Cash Payments” for more information.

If we are acquired by or merge with another company, your surrendered option might be worth more than the new RSUs or cash payment that you receive in exchange for them.

A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, eligible employees who elect to participate in the option exchange might receive less of a benefit from the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those eligible employees who did not participate in this offer and retained their original eligible option grant.

Furthermore, a transaction involving us, such as a merger or other acquisition, could result in a reduction in our workforce. If your provision of continuous services to us terminates for any reason before your new RSUs vest, you will not receive any value from your new RSUs.

If you participate in this offer, your U.S. tax liability could be higher than if you had kept your exchanged options.

If you are a U.S. taxpayer and receive new RSUs in the option exchange, you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange or on the grant of the new RSUs. However, you generally will have taxable ordinary income when the new RSUs vest and the shares underlying your new RSUs are issued to you, at which time EFI generally also will have a tax withholding obligation. All tax withholding obligations will be satisfied in the manner specified in your restricted stock unit agreement. You also may have taxable capital gains when you sell the shares underlying the new RSUs. Note that the tax treatment of new RSUs differs significantly from the tax treatment of your exchanged options, and as a result of your participating in this offer, your tax liability could be higher than if you had kept your exchanged options. Please see Section 14 of the Offer to Exchange entitled “Material Income Tax Consequences” for a discussion of the general tax consequences associated with the exchange of options for new RSUs.

Any cash payment received by you in exchange for exchanged options in the U.S. will be taxed as ordinary income on the date of receipt and we will be required to withhold applicable taxes.

If you hold incentive stock options and do not participate in this offer, and this offer is open for 30 or more calendar days, your incentive stock option may not qualify for favorable treatment under U.S. tax laws.

If this offer is open for 30 calendar days or more, incentive stock options (or ISOs) held by eligible employees who do not participate in this offer will be considered to have been modified as of the date this offer commenced, which will be considered a new date of grant for purposes of determining whether the employee will receive favorable U.S. tax treatment with respect to the incentive stock options. As a result, if this offer is open for 30 calendar days or more and you elect not to exchange your eligible ISOs, you must not dispose of any shares acquired with respect to the incentive stock option until the passage of more than two years from the commencement date (that is, more than two years from August 31, 2009) and more than one year after the exercise of the option (even if you do not exchange your incentive stock options for new RSUs or a cash payment) if you want to preserve the favorable U.S. tax treatment with respect to any such incentive stock option (otherwise, the option will be treated as a nonstatutory stock option). If these holding periods (and all other incentive stock option requirements) are met, the excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain. In addition, the deemed modification described above in this paragraph may result in all or a portion of your incentive stock option being treated as a nonstatutory stock option under the tax laws because the tax laws impose a $100,000 limit on the number of incentive stock options that may vest and become exercisable in any calendar year and require that both your incentive stock option as it existed before the modification and your incentive stock option as it exists after the modification be included for purposes of determining whether this limit has been exceeded (that is, your existing option and your modified option must be considered in applying this limit). The Offer to Exchange is currently scheduled to be completed on September 28, 2009 and, accordingly, if not extended, the offer will have remained open for less than 30 calendar days and the incentive stock option terms would not be subject to adjustment as described above. See Section 14 of the Offer to Exchange entitled “Material Income Tax Consequences” for more information and please consult with your own tax advisor.

If you are subject to tax outside of the United States, your participation in the option exchange may result in negative tax consequences to you.

Employees employed by us in jurisdictions outside of the United States should carefully review Schedules D through U attached to this Offer to Exchange and consult with their personal legal counsel, accountant, financial and/or tax advisors to determine whether participation in the Offer to Exchange could trigger any negative tax consequences. In some jurisdictions, the surrender of your eligible options or the new RSU grant will result in an immediate tax consequence to you. Please consult with your personal legal counsel, accountant, financial and/or tax advisors with regard to questions you have after reviewing Schedules D through U.

If you were granted eligible options while employed in Israel or The Netherlands, you may be subject to tax at the time of the exchange. Please see the description of the tax consequences included in Schedule L to this Offer to Exchange for Israel or Schedule P to this Offer to Exchange for The Netherlands. EFI has applied for tax rulings from the Israeli Tax Authority and the Dutch tax authorities with a view to confirming that there shall be no tax event upon exchange. However, there can be no assurance that these rulings will be favorable or that they will be issued prior to the completion date of the option exchange.

If you are subject to the tax laws in more than one jurisdiction, your participation in the option exchange may result in tax consequences to you in more than one jurisdiction.

If you are subject to the tax laws in more than one jurisdiction, you should be aware that there may be tax consequences of more than one country that may apply to you. You should be certain to consult your personal legal counsel, accountant, financial and/or tax advisors to discuss these tax consequences.

If you have transferred employment between two or more countries, your participation in the option exchange may result in tax consequences to you in each jurisdiction that may apply to you.

If you have been employed by us in more than one tax jurisdiction, you should be aware that there may be tax consequences in each jurisdiction that may apply to you. For example, if you were employed by us in Israel or the Netherlands when you received an eligible option from us and you have transferred to another jurisdiction, you could face potential tax consequences in Israel or The Netherlands if you exchange your eligible options for new RSUs. See Schedule L (Israel) and Schedule P (The Netherlands) to the Offer to Exchange for more information on potential tax consequences in Israel and The Netherlands. You should consult your personal legal counsel, accountant, financial and/or tax advisors to discuss the tax consequences of your eligible options if you have transferred employment in more than one tax jurisdiction.

Risks that are Related to Our Business and Common Stock

You should carefully review the risk factors contained in our periodic and other reports filed with SEC, including those in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended, and our subsequent Quarterly Reports on Form 10-Q, as well as the information provided in this Offer to Exchange (including the Schedules to this Offer to Exchange) and the other materials that we have filed with the SEC, before making a decision on whether to surrender your eligible stock options for exchange. You may access these filings electronically at the SEC’s website at http://www.sec.gov or on our Investor Relations website at http://www.efi.com. In addition, upon request we will provide you with a copy of any or all of the documents to which we have referred you (without charge to you). See Section 17 entitled “Additional Information” for more information regarding reports we filed with the SEC and how to obtain copies of or otherwise review these reports.

THE OFFER TO EXCHANGE

August 31, 2009

INDEX OF THE SCHEDULES TO THE OFFER TO EXCHANGE

Schedule	Title
A	Information Concerning the Executive Officers and Directors of Electronics For Imaging, Inc.
B	Summary Financial Information of Electronics For Imaging, Inc.
C	Table of Exchange Ratios
D	Guide to Tax Issues in Australia
E	Guide to Tax Issues in Belgium
F	Guide to Tax Issues in Brazil
G	Guide to Tax Issues in Canada
H	Guide to Tax Issues in China
I	Guide to Tax Issues in France
J	Guide to Tax Issues in Germany
K	Guide to Tax Issues in India
L	Guide to Tax Issues in Israel
M	Guide to Tax Issues in Italy
N	Guide to Tax Issues in Japan
O	Guide to Tax Issues in Mexico
P	Guide to Tax Issues in The Netherlands
Q	Guide to Tax Issues in Singapore
R	Guide to Tax Issues in South Korea
S	Guide to Tax Issues in Spain
T	Guide to Tax Issues in Sweden
U	Guide to Tax Issues in the United Kingdom

Offer to Exchange

The following represents the Offer to Exchange. You should read carefully this entire Offer to Exchange, the Summary Term Sheet and Questions and Answers, Election Form and other attached exhibits together with their associated instructions, and the other related documents referenced in this Offer to Exchange. This Offer to Exchange is made subject to the terms and conditions of these documents, which may be amended from time to time hereafter. The information in this Offer to Exchange is not complete and may not contain all of the information that is important to you. Additional important and material information is contained in the related documents referenced in this Offer to Exchange. Please review this Offer to Exchange to ensure that you are making an informed decision regarding your participation in the option exchange. Certain terms used in this Offer to Exchange are defined in the answer to Question 2 of the Summary Term Sheet and Questions and Answers “What are some key terms used in the Offer to Exchange?”

Section 1. Eligibility.

In order to participate in the option exchange, you must be an eligible employee holding at least one outstanding eligible option as of the commencement date and the completion date.

You are an “eligible employee” if you are an active employee on the commencement date and you remain an active employee through the completion date. You will not be an “eligible employee” for purposes of this offer if you cease to be an active employee for any reason prior to the completion of the offer, including a termination of your employment by reason of retirement, disability, death or for cause. You will not be considered to be an “active employee” if you (i) have provided a notice of resignation to EFI or one of EFI’s majority-owned subsidiaries; or (ii) have received a notice of termination of employment from EFI or one of EFI’s majority-owned subsidiaries. Our executive officers and members of our board of directors, who are listed on Schedule A to this Offer to Exchange, are not eligible to participate in the offer.

To receive a grant of new RSUs or a cash payment, as applicable, you must remain in continuous service to EFI or one of EFI’s majority-owned subsidiaries through the completion date. If you do not provide continuous services to EFI or one of EFI’s majority-owned subsidiaries through the completion date, you will keep your current eligible options and they will vest and expire in accordance with their existing terms. If the Offer to Exchange is extended and the completion date delayed, then the grant of new RSUs and cash payments will be correspondingly delayed.

Except as provided by applicable law and/or any employment agreement between you and EFI, your employment with EFI and its majority-owned subsidiaries remains “at-will” and can be terminated by you or your employer at any time, with or without cause or notice. Participation in EFI’s equity plans is entirely voluntary, and the benefits afforded under the plans do not form an employment contract with EFI or any of its affiliates. The grant of new RSUs or a cash payment in connection with the Offer to Exchange is a one-time benefit and will not provide you with the right to receive any future equity award grants or cash payments under EFI’s equity plans or otherwise. In order to vest in your new RSUs and receive the shares subject to the new RSUs, you generally must provide continuous services to EFI or one of EFI’s majority-owned subsidiaries through each relevant vesting date. If you cease providing continuous services to EFI and EFI’s majority-owned subsidiaries before your new RSUs vest, your new RSUs will expire unvested and you will not be issued any shares of common stock pursuant to any unvested portion of your new RSUs.

Only eligible options will be accepted for exchange in the option exchange. An “eligible option” is an option to purchase shares of EFI’s common stock that:

(i)	has a per share exercise price greater than $10.77, the per share closing price of EFI’s common stock as reported by the NASDAQ Global Select Market as of August 28, 2009 (the trading day immediately preceding the date the option exchange commences);

(ii)	was granted under one of EFI’s equity incentive plans (including plans assumed by EFI in connection with mergers and acquisitions);

(iii)	remains outstanding and unexercised as of the completion date;

(iv)	was granted prior to February 28, 2009;

(v)	was not fully or partially exercised while the option exchange remained open; and

(vi)	if not exchanged, would have a remaining term of more than six months immediately following the completion of the option exchange.

An option will not be eligible for exchange (and any election with regard to such option will be disregarded), if, on the completion date, the exercise price of the option is less than the closing trading price of our common stock on the NASDAQ Global Select Market.

Section 2. Number of New RSUs or Amount of Cash Payment; Completion Date.

EFI will be granting new RSUs and cash payments in exchange for the cancellation of eligible options. If you elect to participate in the option exchange, you will receive new RSUs in exchange for the cancellation of your eligible options, except that if you surrender an eligible option in the option exchange and either (1) the option has a fair value of $250 or less or (2) you are actively employed by EFI or EFI’s majority-owned subsidiaries in Australia, Belgium, Brazil, Canada, China, France, Italy, South Korea, Mexico, Singapore, Spain, Sweden or the United Kingdom, then that option will be exchanged for a cash payment instead of new RSUs. No RSUs will be issued with respect to any such eligible option that is exchanged for a cash payment.

If you are eligible to participate in the option exchange, the election website will indicate how many new RSUs or the cash amount, as applicable, you are eligible to receive in exchange for each of your eligible options. The number of new RSUs that you are eligible to receive in exchange for an eligible option, which we generally refer to as an “exchange ratio,” depends on the fair value of the eligible option as determined using the Black-Scholes-Merton option pricing model. This model is a mathematical formula used to calculate the theoretical present value of a stock option using variables such as stock price, exercise price, volatility, dividend yield, risk-free interest rate and expected option term. For this calculation, we used the closing price per share of our common stock as of August 28, 2009, the trading day immediately preceding the commencement date of the offer, as reported by the NASDAQ Global Select Market, to determine the stock price.

A specific exchange ratio will be calculated for each eligible option based on the fair value of that eligible option. This means that the various eligible options you hold may be subject to different exchange ratios. For purposes of applying the exchange ratios, fractional RSUs will be rounded down to the nearest whole RSU on a grant-by-grant basis.

You will not have to calculate the number of new RSUs you will receive for the eligible options you elect to exchange in the option exchange. The election website lists the number of new RSUs you are eligible to receive for each of your eligible option grants. If for any reason you are unable to access the election website, you may request the information about your eligible options by emailing the Option Exchange Administrator at efioptionexchange@efi.com. Also, attached as Schedule C to the Offer to Exchange is a table setting forth the exchange ratios for all of the eligible options.

The amount of the cash payment you receive will generally be the fair value of the eligible options you elect to exchange. However, the amount of the cash payment with respect to an eligible option tendered for exchange with a fair value of less than $50 will be rounded up to $50. See the answer to Question 8, “How many new RSUs will I receive for the eligible options that I exchange?” in the Summary Term Sheet and Questions and Answers for more information on the determination of the fair value of your eligible options. Where applicable, EFI will convert cash payments to local currency using the exchange rate for the completion date published on www.bloomberg.com. EFI will generally satisfy all tax withholding obligations by deducting such obligations from the amount of the cash payment.

Participation in this offer is completely voluntary. You may decide which of your eligible options you wish to exchange. If you hold more than one eligible option, you may choose to exchange one or more of such eligible options, on a grant-by-grant basis, without having to exchange all of your eligible options. If you elect to participate in this offer, you must exchange all of the shares subject to any individual eligible option grant that you choose to exchange. Except for options that are subject to a domestic relations order (or comparable legal document as the result of the end of a marriage), we are not accepting partial tenders of eligible option grants. However, if you elect to participate in this offer with respect to any partially exercised eligible option grant, you must exchange the entire remaining portion of such eligible option grant. Furthermore, if you fully or partially exercise an eligible option on or after the commencement date of the option exchange, you may not exchange any part of that option in the option exchange.

For example (and except as otherwise described below), if you hold (1) an eligible option grant to purchase 1,000 shares, 700 of which you have already exercised, (2) an eligible option grant to purchase 1,000 shares, and (3) an eligible option grant to purchase 3,000 shares, you may choose to exchange all three eligible option grants, or only two of the three eligible option grants, or only one of the three grants, or none at all. However, you may not elect to exchange a partial amount under any eligible option grant (such as an election to exchange only 150 shares of the remaining 300 shares under the first eligible option grant).

However, if you are an eligible employee, this rule will not apply to the portion of any eligible option grant that you hold that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage). The portion of the eligible option beneficially owned by you may be tendered in the offer if eligible, provided that such portion must be tendered with respect to all of the shares covered by such portion. For instance, if the eligible option grant to purchase 3,000 shares in the example above is subject to a domestic relations order, 1,000 of which are beneficially owned by your former spouse, and you have exercised 500 of the remaining 2,000 shares, then you may elect to participate in the offer and exchange the portion of the eligible option grant that you beneficially own covering the outstanding 1,500 shares. The portion of the eligible option grant beneficially owned by your former spouse may not be exchanged in this offer (even if your former spouse is an eligible employee). It is your responsibility to notify us of any such situation by contacting the Option Exchange Administrator at efioptionexchange@efi.com.

All eligible options that are properly surrendered in the option exchange and accepted by us for exchange pursuant to this offer will be cancelled as of the completion date, and eligible options elected for exchange will no longer be exercisable after that time. The new RSUs will be granted in exchange for the exchanged options as of the completion date.

The completion date will be 9:00 p.m. Pacific Daylight Time on September 28, 2009, unless we extend the offer at our sole discretion. If we extend the offer, the completion date will refer to the latest time and date at which the extended offer expires. See Section 15 of this Offer to Exchange for a description of our rights to extend, terminate and amend the offer.

Section 3. Purpose of the Offer.

The purpose of this offer is to restore the retention and incentive benefits of our equity awards. We believe this offer will foster retention of our valuable employees and better align the interests of our employees and stockholders to maximize shareholder value. We granted the currently outstanding options to attract and retain the best available personnel and to provide additional incentive to our employees. We and other technology companies have been impacted by the global economic downturn, as well as other macroeconomic factors. As a result of these factors, some of our outstanding options, whether or not they are currently exercisable, have exercise prices that are higher than the current market price for our stock. These options are commonly referred to as being “underwater.” The new RSUs may have greater employee retention value than the exchanged options and therefore benefit EFI in its efforts to retain valuable employees.

In determining how to increase the retentive and motivational value of equity awards for employees, different alternatives were considered. The structure of the offer was chosen as it provides the further benefit of reducing the overhang represented by the outstanding eligible options. Although these options are not likely to be exercised as long as our stock price is lower than the applicable exercise price, they will remain on our books with the potential to dilute stockholders’ interests for up to the full term of the options unless they are surrendered or cancelled. The stock option exchange program will help to remedy the fact that we are obligated to recognize compensation expense for the underwater options, even though they are not providing their intended incentive and retention benefits, which we feel is not an efficient use of our resources. We also believe that the structure of the offer is in accordance with our current compensation philosophy to align equity incentives with current compensation.

Because the offer is structured to replace underwater options with new RSUs with a fair value equal to or less than the aggregate fair value of the surrendered underwater options, we expect to recognize minimal incremental compensation expense. The only incremental compensation expense we may incur would result from fluctuations in our stock price between the time the exchange ratios were set, shortly before the option exchange commenced, and the time when the new RSUs are issued on the completion date of the option exchange and from expense related to the cash paid in excess of fair value at the completion of the offer. As a result, the option exchange will allow us to realize real incentive and retention benefits from the new RSUs granted, while recognizing essentially the same amount of compensation expense as we would have recognized for the eligible options that are surrendered.

Except as otherwise disclosed in this Offer to Exchange, as of the date hereof, we presently have no plans, proposals or negotiations that relate to or would result in:

•	any extraordinary transaction, such as a merger, reorganization or liquidation, involving us or our subsidiaries;

•	any purchase, sale or transfer of a material amount of our or our subsidiaries’ assets;

•	any material change in our present dividend rate or policy, or our indebtedness or capitalization;

•

any change in our present board of directors or management, including, but not limited to, any plans or proposals to change the number or the term of directors or to fill any existing board vacancies or to change any executive officer’s material terms of employment;

•	any other material change in our corporate structure or business;

•	our common stock being delisted from the any national securities exchange or ceasing to be authorized for quotation in an automated quotation system operated by a national securities association;

•	our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	the suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

•	the acquisition by any person of an additional amount of our securities or the disposition of an amount of any of our securities; or

•	any change in our certificate of incorporation or bylaws, or any actions that may impede the acquisition of control of us by any person.

In the ordinary course of business, from time to time, EFI evaluates acquisition or investment opportunities. These transactions may be announced or completed in the ordinary course of business during the pendency of this offer, but there can be no assurance that an opportunity will be available to us or that we will choose to take advantage of an opportunity.

In the ordinary course of business, EFI makes changes in the composition and structure of its board of directors and/or management. EFI expects that it will continue to make changes in this regard.

Section 4. Procedures for Electing to Exchange Options.

Proper election to exchange options.

Participation in this offer is voluntary. If you choose to participate in this offer, you must do the following before the completion date, which is expected to be 9:00 p.m. Pacific Daylight Time on September 28, 2009.

To participate in the option exchange:

•

First, educate yourself about the option exchange from the information and resources presented in the document called “Offer to Exchange” and other related documents referenced in the Offer to Exchange, available on the election website and intranet.

•

Next, evaluate your options. You will be able to model the options that are available for exchange in comparison to the new RSUs or in certain cases, cash you would receive on completion of the exchange.

•

Finally, elect which eligible options to exchange, if any. You must make your election online during the offering period (i.e., between the commencement date and the completion date). Just follow these simple steps:

•	Log on to the election website at https://webapps.efi.internal/exchange using your EFI login name and password

•	Properly complete and submit your election before 9:00 p.m. Pacific Daylight Time on the completion date.

If for any reason you are unable to access the election website, you may submit a paper copy of your Election Form via facsimile to (650) 357-4056, but it must be completed, signed and received by our Option Exchange Administrator by 9:00 p.m. Pacific Daylight Time on the completion date.

EFI must receive your properly completed and submitted Election Form before 9:00 p.m. Pacific Daylight Time on the completion date.

If you need an Election Form or information about your eligible options, you may email the Option Exchange Administrator at efioptionexchange@efi.com to request them.

Important Information

If you are employed by us in Israel or The Netherlands or were granted eligible options while employed by us in Israel or The Netherlands, in addition to completing an Election Form, you must also complete a consent agreement to the terms of a tax ruling and submit it to the Option Exchange Administrator at efioptionexchange@efi.com in order for the terms of the ruling to apply to you. Your consent agreement must be submitted within 30 days following the date the ruling is obtained. We will notify eligible employees affected by the applicable ruling once it has been obtained.

If you elect to exchange any portion of an individual eligible option grant in this offer, you must elect to exchange the entire individual eligible option grant. However, if you hold more than one individual eligible option grant, you may choose to exchange one or more of such individual eligible option grants, on a grant-by-grant basis, without having to exchange all of your individual eligible option grants. Except for options that are subject to a domestic relations order (or comparable legal document as the result of the end of a marriage), no partial exchanges of an eligible option grant will be permitted. For a summary of your outstanding eligible options please refer to the election website, which, among other things, lists your outstanding eligible option grants, the grant date of your eligible options, the exercise price of your eligible options, the number of outstanding shares subject to your outstanding eligible options and the number of new RSUs you would receive in exchange for each eligible option.

Your election to participate becomes irrevocable after the completion date, which is 9:00 p.m. Pacific Daylight Time on September 28, 2009, unless the offer is extended, in which case your election will become irrevocable after the new completion date. You may change your mind after you have submitted an Election Form and withdraw from the offer at any time before 9:00 p.m. Pacific Daylight Time on the completion date, as described in Section 5. You may change your mind as many times as you wish, but you will be bound by the last properly submitted Election Form we receive before 9:00 p.m. Pacific Daylight Time on the completion date.

You also may change your mind about which of your eligible options you wish to have exchanged. If you wish to add additional individual eligible option grants to your election, you must complete and submit a new Election Form before 9:00 p.m. Pacific Daylight Time on the completion date by following the procedures described above. Any prior Election Form will be disregarded. If you wish to withdraw some or all of the eligible options you elected for exchange, you may do so at any time before 9:00 p.m. Pacific Daylight Time on the completion date by submitting a new Election Form that indicates which individual eligible option grants you wish to withdraw and which individual eligible option grants, if any, you wish to elect to exchange in the offer.

Confirmation statements for submissions through the election website may be obtained by clicking on the “View/Print/Save Confirmation” button after submitting your Election Form. You should print and save a copy of the confirmation for your records.

If your Election Form is received by EFI via facsimile, EFI intends to confirm the receipt of your Election Form by email. If you do not receive a confirmation, it is your responsibility to confirm that EFI has received your Election Form by sending an email to the Option Exchange Administrator at efioptionexchange@efi.com.

Only Election Forms that are complete and actually received by EFI by 9:00 p.m. Pacific Daylight Time on the completion date will be accepted. Election Forms may be submitted only via EFI’s election website or by facsimile. Election Forms submitted by any other means, including, email, hand delivery, U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted, and will not be accepted.

If you are employed by us in Israel or The Netherlands or were granted eligible options while employed by us in Israel or The Netherlands, in addition to completing an Election Form, you must also complete a consent agreement to the terms of a tax ruling and submit it to the Option Exchange Administrator at efioptionexchange@efi.com in order for the terms of the ruling to apply to you. Your consent agreement must be submitted within 30 days following the date the ruling is obtained. We will notify eligible employees affected by the applicable ruling once it has been obtained.

This is a one-time offer, and we will strictly enforce the deadline for making your election, subject only to any extension which we may grant in our sole discretion.

Our receipt of your Election Form is not by itself an acceptance of your eligible options for exchange. For purposes of this offer, we will be deemed to have accepted options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance of options for exchange. We may issue this notice of acceptance by press release, email or other form of communication. Eligible options accepted for exchange will be cancelled as of the completion date.

We will determine, in our sole discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any eligible option grants. We reserve the right to reject any Election Form or any eligible option grants elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept. Neither we nor any other person is obligated to give notice of any defects or irregularities in any Election Forms, nor will anyone incur any liability for failure to give any notice. No surrender of eligible option grants will be deemed to have been properly made until all defects or irregularities have been cured by the tendering holder of the eligible option grants or waived by us. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties. Subject to Rule 13e-4 under the Exchange Act, we also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any surrender with respect to any particular eligible options or any particular eligible employee.

Our acceptance constitutes an agreement.

Your election to exchange options through the procedures described above constitutes your acceptance of the terms and conditions of this offer, and will be controlling, absolute and final, subject to your withdrawal rights under the offer as described in Section 5 of this Offer to Exchange and our acceptance of your surrendered eligible options in accordance with the offer as described in Section 6 of the Offer to Exchange. Our acceptance of your options for exchange will constitute a binding agreement between EFI and you upon the terms and subject to the conditions of this offer.

Section 5. Withdrawal Rights and Change of Election.

You may withdraw some or all of the options that you previously elected to exchange only in accordance with the provisions of this section.

You may withdraw some or all of the options that you previously elected to exchange at any time before 9:00 p.m. Pacific Daylight Time on the completion date, which is expected to be September 28, 2009. If we extend the offer, you may withdraw your options at any time until the deadline on the extended completion date.

To withdraw some or all of the options that you previously elected to exchange, you must submit a new Election Form using the procedures set forth in Section 4 of this Offer to Exchange. We must receive your properly submitted Election Form through the election website or your properly completed and signed Election Form by facsimile before 9:00 p.m. Pacific Daylight Time on the completion date. You may change your mind as many times as you wish, but you will be bound by the last properly submitted Election Form we receive before 9:00 p.m. Pacific Daylight Time on the completion date.

If you withdraw some or all of your eligible option grants, you may re-elect to exchange the withdrawn eligible option grants again at any time before 9:00 p.m. Pacific Daylight Time on the completion date. All eligible option grants that you withdraw will be deemed not properly tendered for purposes of the offer, unless you properly re-elect to exchange such eligible option grants before 9:00 p.m. Pacific Daylight Time on the completion date. To re-elect to exchange some or all of your eligible option grants, you must submit a new Election Form to EFI before 9:00 p.m. Pacific Daylight Time on the completion date by following the procedures described in Section 4 of this Offer to Exchange. This new Election Form must be properly completed and submitted and must list all eligible option grants you wish to exchange. Any prior Election Form will be disregarded.

In addition, although we intend to accept all validly tendered eligible options immediately after the expiration of this Offer, if we have not accepted your options within 40 business days of the commencement of this Offer, you may withdraw your tendered options at any time thereafter.

We will determine, in our sole discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any eligible option grants. We reserve the right to reject any Election Form or any eligible option grants elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept. Neither we nor any other person is obligated to give notice of any defects or irregularities in any Election Forms, nor will anyone incur any liability for failure to give any notice. No surrender of eligible option grants will be deemed to have been properly made until all defects or irregularities have been cured by the tendering holder of the eligible option grants or waived by us. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties. Subject to Rule 13e-4 under the Exchange Act, we also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any surrender with respect to any particular eligible stock options or any particular eligible employee.

Section 6. Acceptance of Options for Exchange; Grant of New RSUs and Cash Payments.

Upon the terms and conditions of this offer, effective as of the completion date, we will accept for exchange and cancel all eligible option grants properly elected for exchange and not validly withdrawn before the completion date, which is expected to be 9:00 p.m. Pacific Daylight Time on September 28, 2009. Once the eligible options are cancelled, you no longer will have any rights with respect to those options. Subject to the terms and conditions of this offer, if your eligible options are properly tendered by you for exchange and accepted by us, these options will be cancelled as of the completion date.

Subject to our rights to terminate the offer, discussed in Section 15 of this Offer to Exchange, effective as of the completion date, we will accept all properly tendered options that are not validly withdrawn. We will give oral or written notice to the option holders generally of our acceptance for exchange of eligible options. This notice may be made by press release, email or other method of communication.

We will grant new RSUs on the completion date. We expect the completion date to be September 28, 2009. However, if the offer is extended and the completion date delayed, the grant of new RSUs will be correspondingly delayed. Please note that it may take a few weeks from the completion date for the grant of new RSUs to be reflected in your online brokerage account. If your account does not appear to have been updated for the new RSUs within a few weeks following the grant date, please contact the Option Exchange Administrator at efioptionexchange@efi.com.

All new RSUs will be granted under EFI’s 2009 Equity Incentive Award Plan (“2009 Plan”) and will be subject to the terms and conditions of a restricted stock unit agreement between you and EFI. The number of new RSUs you will receive will be determined in accordance with the exchange ratios applicable to your exchanged options as described in Section 2 of this Offer to Exchange. You will receive your documentation of your new RSUs within a few weeks after the expiration of the offer. You will receive the shares subject to the new RSUs when and if your new RSUs vest, in accordance with the vesting schedule described in Section 9 of this Offer to Exchange.

If an eligible option is surrendered in the option exchange and either the option (1) has a fair value of $250 or less or (2) is held by an employee who is actively employed by EFI or EFI’s majority-owned subsidiaries in Australia, Belgium, Brazil, Canada, China, France, Italy, South Korea, Mexico, Singapore, Spain, Sweden or the United Kingdom, then that option will be exchanged for a cash payment instead of new RSUs. No RSUs will be issued with respect to any such eligible option that is exchanged for a cash payment. Any cash payments made in exchange for eligible options will be made, less applicable withholdings and without interest, promptly following the expiration of this offer.

Options that we do not accept for exchange will remain outstanding until they are exercised or expire by their existing terms and will retain their current exercise price, current vesting schedule and other current terms and conditions.

Section 7. Conditions of the Offer.

Notwithstanding any other provision of this offer, we will not be required to accept any options tendered for exchange, and we may terminate the offer or postpone our acceptance and cancellation of any options tendered for exchange (in each case, subject to Rule 13e-4(f)(5) under the Exchange Act), if at any time on or after the commencement date and before the completion date, any of the following events shall have occurred, or shall have been determined by us, in our reasonable judgment, to have occurred (other than acts or omissions to act by us):

•	any general suspension of trading in, or limitation on prices for, our securities on any national securities exchange or in an over-the-counter market in the United States;

•	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or abroad;

•

any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the United States or abroad;

•

in our reasonable judgment, any extraordinary or material adverse change in U.S. financial markets generally, including without limitation a decline of at least 10% in either the Dow Jones Industrial Average, the NASDAQ Index or the Standard & Poor’s 500 Index measured during any time period after the date of commencement of the offer;

•

any significant change in the market price of the shares of our common stock or any changes in the general political, market, economic or financial conditions in the United States or abroad that have resulted or are reasonably likely to result in a material adverse effect on our business, condition (financial or other), operating results, operations or prospects or on the trading in our common stock;

•

any change or changes in the business, condition (financial or other), assets, income, operations, prospects or stock ownership of EFI that, in our reasonable judgment, has or may have a material adverse effect on EFI;

•

the commencement, continuation or escalation of a war or other national or international calamity which reasonably could be expected to affect materially or adversely, or to delay materially, the completion of the offer;

•

if any of the situations described above existed at the time of commencement of the offer and that situation, in our reasonable judgment, deteriorates or worsens materially after commencement of the offer;

•	a written threat, instituted or pending action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the offer or otherwise relating in any manner, to the offer;

•

any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction will have been proposed, enacted, enforced or deemed applicable to us or the offer, any of which might restrain, prohibit or delay completion of the offer or impair the contemplated benefits of the offer to us (see Section 3 of this Offer to Exchange for a description of the contemplated benefits of the offer to us);

•

a tender or exchange offer, other than this offer by us, for some or all of our shares of outstanding common stock, or a merger, acquisition or other business combination proposal involving us, will have been proposed, announced or made by another person or entity or will have been disclosed publicly or we will have learned that:

•

any person, entity or “group” within the meaning of Section 13(d)(3) of the Exchange Act acquires more than 5% of our outstanding shares of stock, other than a person, entity or group which had publicly disclosed such ownership with the SEC prior to the date of commencement of the offer,

•	any such person, entity or group which had publicly disclosed such ownership prior to such date will acquire additional shares constituting more than 1% of our outstanding shares, or

•

any new group will have been formed that beneficially owns more than 5% of our outstanding shares that in our reasonable judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with the offer or with such acceptance for exchange of eligible options;

•

there will have occurred any change, development, clarification or position taken in generally accepted accounting principles that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the offer, other than as contemplated as of the commencement date of this offer (as described in Section 12 of this Offer to Exchange);

•

any event or events occur that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the offer to us (see Section 3 of this Offer to Exchange for a description of the contemplated benefits of the offer to us); or

•

any rules or regulations by any governmental authority, NASDAQ or other regulatory or administrative authority or any national securities exchange have been enacted, enforced or deemed applicable to EFI.

If any of the above events occur, we may, in our sole discretion:

•	terminate the offer and promptly return all tendered eligible options to tendering holders;

•	complete and/or extend the offer and, subject to your withdrawal rights, retain all tendered eligible options until the extended offer expires;

•	amend the terms of the offer; or

•	waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the offer is open, complete the offer.

The conditions to this offer are for our benefit. We may assert them in our sole discretion regardless of the circumstances giving rise to them before the completion date. We may waive any condition to this offer, in whole or in part, at any time and from time to time before the completion date, in our discretion, whether or not we waive any other condition to this offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights but will be deemed a waiver of our ability to assert the condition that was triggered with respect to the particular circumstances under which we failed to exercise our rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 7 may be challenged only in a court of competent jurisdiction. A nonappealable determination with respect to such matter by a court of competent jurisdiction will be final and binding upon all persons.

Section 8. Price Range of Shares Underlying the Options.

The shares of EFI common stock underlying your options are traded on the NASDAQ Global Select Market under the symbol “EFII.” The following table shows, for the periods indicated, the high and low intraday sales price per share of our shares as reported by the NASDAQ Global Select Market.

	HIGH	LOW
Fiscal Year Ended December 31, 2009
Third Quarter (through August 28, 2009)	$12.74	$10.77
Second Quarter	11.86	8.91
First Quarter	10.35	7.84
Fiscal Year Ended December 31, 2008
Fourth Quarter	$13.96	$7.56
Third Quarter	17.16	13.10
Second Quarter	16.85	14.00
First Quarter	22.44	12.35
Fiscal Year Ended December 31, 2007
Fourth Quarter	$27.86	$20.56
Third Quarter	30.11	23.52
Second Quarter	30.20	23.44
First Quarter	27.01	22.11

As of August 28, 2009, the last reported sale price of our shares, as reported by the NASDAQ Global Select Market, was $10.77 per share. As of August 28, 2009, there were 49,645,844 outstanding shares of EFI common stock.

Among other things, you should evaluate current market quotations for shares of our common stock before deciding whether or not to accept this offer.

Section 9. Source and Amount of Consideration; Terms of New RSUs and Cash Payments.

Consideration.

We will grant new RSUs or a cash payment in exchange for eligible options properly elected to be exchanged by you and accepted by us for exchange. New RSUs are equity awards under which EFI promises to issue shares in the future, provided the vesting criteria are satisfied. Subject to the terms and conditions of this offer, upon our acceptance of your properly tendered eligible options, you will be entitled to receive new RSUs based on the exchange ratios applicable to your exchanged options as described in Section 2 of this Offer to Exchange. Fractional RSUs will be rounded down to the nearest whole RSU on a grant-by-grant basis. Fractional RSUs will not be granted in the option exchange. You do not have to make any cash payment to EFI to receive your new RSUs or cash payment. You also do not have to make any cash payment to EFI to receive the shares subject to RSUs upon vesting. However, the receipt of shares upon vesting of new RSUs, as well as the receipt of a cash payment, may be subject to taxation as described in Section 14 of this Offer to Exchange. In addition, you may incur brokerage and/or wire fees if you decide to sell shares of EFI common stock issued to you upon vesting of new RSUs.

If we receive and accept tenders from eligible employees of all options eligible to be tendered, options to purchase an aggregate of 3,358,639 shares would be surrendered and we will grant new RSUs covering a total of approximately 431,397 shares of EFI common stock, which would be less than 1.0% of the total shares of EFI outstanding as of August 28, 2009, and make cash payments in an aggregate amount of approximately $270,000.

General Terms of new RSUs.

New RSUs will be granted under the 2009 Plan and will be subject to a restricted stock unit agreement between you and EFI. RSUs are a different type of equity award than stock options; therefore, the terms and conditions of the RSUs will vary from the terms and conditions of the eligible options that you tendered for exchange, but such changes generally will not substantially and adversely affect your rights. However, you should note that the vesting schedule of your new RSUs will differ from your exchanged options, as described below.

The following description summarizes the material terms of the 2009 Plan and the new RSUs. Our statements in this Offer to Exchange concerning the 2009 Plan and new RSUs are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, the 2009 Plan and the form of restricted stock unit agreement under the 2009 Plan. Each of these documents is included as an exhibit to the Schedule TO, which is available on the SEC website at http://www.sec.gov and on the Investor Relations portion of our website at http://www.efi.com. During the option exchange, they are also available on the election website at https://webapps.efi.internal/exchange and by requesting a copy from the Option Exchange Administrator at efioptionexchange@efi.com. We will promptly furnish to you copies of these documents upon request at our expense.

General Terms of Cash Payments.

If an eligible option is surrendered in the option exchange and either the option (1) has a fair value of $250 or less or (2) is held by an employee who is actively employed by EFI or EFI’s majority-owned subsidiaries in Australia, Belgium, Brazil, Canada, China, France, Italy, South Korea, Mexico, Singapore, Spain, Sweden or the United Kingdom, then that option will be exchanged for a cash payment instead of new RSUs. No RSUs will be issued with respect to any such eligible option that is exchanged for a cash payment.

Cash payments will not be subject to vesting. Where applicable, EFI will convert cash payments to local currency using the exchange rate for the completion date published on www.bloomberg.com. EFI will satisfy all tax withholding obligations by deducting such obligations from the amount of the cash payment. Cash payments made in exchange for eligible options will be excluded from the Employee Stock Purchase Plan and 401(k) contribution elections.

2009 Equity Incentive Award Plan.

The 2009 Plan permits the granting of incentive stock options, nonqualified stock options, restricted stock, RSUs, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock units, other stock-based awards and performance-based awards. As of August 28, 2009, the number of shares subject to awards outstanding under the 2009 Plan was 1,407,514. The maximum number of shares reserved for issuance under the 2009 Plan will be reduced by one share for every share subject to an award granted under the 2009 Plan. The 2009 Plan is administered by the compensation committee of our board of directors. Subject to the other provisions of the 2009 Plan, our compensation committee has the power to determine the terms, conditions and restrictions of the awards granted under the plans, including the number of shares subject to an award and the vesting criteria. Our compensation committee also has the authority to delegate such responsibilities.

Purchase Price or Exercise Price.

The purchase price, if any, of an RSU granted under the 2009 Plan generally is determined by the compensation committee. For purposes of this offer, the purchase price of a new RSU will be the par value of our shares, which is equal to $0.01 per share, and the par value will be deemed paid by your services rendered to EFI as the new RSUs vest. As a result, you do not have to make any cash payment to EFI to receive your new RSUs or the shares upon vesting, though the receipt of shares may be subject to taxation and withholding requirements. See Section 14 of this Offer to Exchange.

Vesting.

Each new RSU will represent a right to receive one share of EFI’s common stock on a specified future date but only if the new RSU vests.

New RSUs granted in the option exchange will not be vested on their date of grant regardless of whether the surrendered option was fully vested. Instead, new RSUs exchanged for surrendered options that are vested or would have vested on or prior to the six month anniversary of the completion date (such six month anniversary, the “New Vesting Start Date”) will vest on the New Vesting Start Date. New RSUs issued in exchange for exchanged options that would have been unvested as of the New Vesting Start Date will vest pursuant to the original vesting schedule of such surrendered options, except that the new RSUs will vest in annual installments on each anniversary of the New Vesting Start Date, with each annual installment consisting of that number of RSUs equal to the number of shares subject to the surrendered option that would have vested, as adjusted in accordance with the exchange ratios applied in this Offer to Exchange, in the 12-month period ending on such anniversary.

Example 1: Fully vested options

Assuming the completion date is September 28, 2009, if your stock options are fully vested at the time of the exchange, your new RSUs will vest on March 28, 2010, as long as you remain an active employee eligible for vesting.

Example 2: Partially vested options

If you were granted an eligible option on September 28, 2007 and that option was scheduled to vest with respect to 25% of the shares subject to the eligible option on the first anniversary of the date of grant, with the remainder vesting as to 2.5% of the shares over the subsequent 30 months, then if you did not participate in the option exchange, the eligible option would be vested as to 55% of the shares as of September 28, 2009 and will continue to vest as to 2.5% of the shares each month thereafter such that it will be 70% vested on March 28, 2010 and fully vested on March 28, 2011. Assuming the option exchange is completed and the eligible option is exchanged for new RSUs on September 28, 2009, then EFI will issue new RSUs that will not begin vesting until the New Vesting Start Date, or March 28, 2010. On March 28, 2010, 70% of the new RSUs will vest and the shares subject to the vested new RSUs will be issued upon such vesting. The remaining RSUs would vest on March 28, 2011.

New RSUs granted in the option exchange will only vest if the holder remains an active employee who is eligible for vesting under the terms and conditions of the applicable RSU agreement, the relevant terms of the 2009 Plan and other relevant EFI policies, as each may be amended from time to time. As such, vesting may be delayed by certain leaves of absences or changes in status, such as becoming a part-time employee, based on EFI policies and local law. Generally, new RSUs that are not vested at termination of continuous service to EFI and its majority-owned subsidiaries, as determined in accordance with the 2009 Plan, will be cancelled without payment.

Form of payout.

New RSUs granted under this offer and subsequently vested based on the eligible employee’s continued service will be paid out in shares of EFI common stock. All tax withholding obligations will be satisfied in the manner specified in your restricted stock unit agreement.

Cash payments are not subject to vesting.

Adjustments upon certain events.

Events Occurring Before the Grant Date. If we merge or consolidate with or are acquired by another entity prior to the expiration of the offer, you may choose to withdraw any options which you tendered for exchange and your options will be treated in accordance with the applicable plan and option agreement under which they were granted. Further, if EFI is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and exercisable for the time period set forth in your option agreement and you will receive no new RSUs or cash payment in exchange for them. If EFI is acquired prior to the expiration of the offer but does not withdraw the offer, we (or the successor entity) will notify you of any material changes to the terms of the offer or the new RSUs or cash payment, including any adjustments to the purchase price or exercise price and number of shares that will be subject to the new RSUs. Under such circumstances, the type of security and the number of shares covered by your new RSUs would be adjusted based on the consideration per share given to holders of our shares in connection with the acquisition. Because of this adjustment, you may receive new RSUs covering more or fewer shares of the acquiror’s shares than the number of shares subject to the eligible options that you tendered for exchange or than the number you would have received pursuant to the new RSUs if no acquisition had occurred. If EFI is acquired prior to the completion date but does not withdraw the offer and you elect to exchange an eligible option that would be exchanged for a cash payment instead of new RSUs, the cash payment will be determined and paid in accordance with the terms described in this Offer to Exchange.

A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our shares. Depending on the structure and terms of this type of transaction, option holders who elect to participate in the offer might be deprived of the benefit of the appreciation in the price of our shares resulting from the merger or acquisition. This could result in a greater financial benefit for those eligible employees who did not participate in this offer and retained their original options.

Finally, if another company acquires us, that company, as part of the transaction or otherwise, may decide to terminate some or all of our employees before the completion of this stock option exchange program. Termination of your employment for this or any other reason before the grant date means that the tender of your eligible options will not be accepted, you will keep your tendered options in accordance with their existing terms, and you will not receive any new RSUs, cash payment or other benefit for your tendered options.

Events Occurring After the Grant Date. In the event of any change resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of our shares, or any other change in the number of issued shares of EFI common stock effected without receipt of consideration by us, our compensation committee will proportionately adjust the number of shares subject to outstanding RSUs granted under the 2009 Plan, as well as the number of shares that have been authorized for issuance under the 2009 Plan, but as to which no awards have been granted.

In the event of a transaction described in the 2009 Plan, such as a merger, consolidation, sale of all or substantially all of our assets or our liquidation or dissolution, our compensation committee may in its discretion determine the effect that such a transaction may have upon each outstanding award or option granted under the 2009 Plan. Our compensation committee may determine that upon such a transaction, an outstanding award granted under the 2009 Plan: (i) shall become fully vested and, if applicable, exercisable either for a limited period following such a transaction or for the remainder of its term; (ii) shall terminate upon or after such a transaction; (iii) shall be cancelled in exchange for cash in the amount of the excess of the fair market value of the shares subject to the award or option over any applicable exercise price upon termination; or (iv) shall be treated as provided under a combination of the above, or shall be so treated only if not adequately assumed or substituted for by a surviving or successor entity in such a transaction.

Transferability of new RSUs.

New RSUs generally may not be transferred, other than by will or the laws of descent and distribution, unless our compensation committee indicates otherwise in your restricted stock unit agreement. In the event of your death, any person who acquires your new RSUs by bequest or inheritance may be issued the shares subject to the new RSUs if vested.

Registration and sale of shares underlying new RSUs.

All of the shares of our common stock issuable upon the vesting of the new RSUs have been registered under the Securities Act of 1933, as amended (the “Securities Act”), on registration statements on Form S-8 filed with the SEC. Unless you are an employee who is considered an affiliate of EFI for purposes of the Securities Act, you will be able to sell the shares issuable upon vesting of your RSUs free of any transfer restrictions under applicable U.S. securities laws. Employees employed by us in certain countries outside of the United States, including India, may be required to repatriate the proceeds of the sale of shares. Please see Schedule K for additional details.

U.S. Federal income tax consequences.

You should refer to Section 14 of this Offer to Exchange for a discussion of the U.S. federal income tax consequences of the option exchange and any new RSUs or cash payments you may receive, as well as the consequences of accepting or rejecting this offer. We strongly recommend that you consult with your personal legal counsel, accountant, financial and/or tax advisors to discuss the consequences to you of this transaction.

U.S. Federal income tax consequences in multiple jurisdictions.

If you are a citizen or tax resident of the United States, and are also subject to the tax laws of another non-U.S. jurisdiction, you should be aware that there might be other tax consequences that may apply to you. Certain eligible employees may be subject to the tax laws in the United States and to the tax laws in other jurisdictions. If you are subject to the tax laws in another jurisdiction, please see the description of the tax consequences under the tax laws of such jurisdiction, which is included in Schedules D through U to this Offer to Exchange. Note that if you were granted eligible options while employed in Israel or The Netherlands but subsequently transferred to another jurisdiction, you may be subject to tax at the time of the exchange. Please see the description of the tax consequences included in Schedule L to this Offer to Exchange for Israel or Schedule P to this Offer to Exchange for The Netherlands. We strongly recommend that you consult with your personal legal counsel, accountant, financial and/or tax advisors to discuss the consequences to you of participating or not participating in this offer.

Section 10. Information Concerning EFI.

We are the world leader in color digital print controllers, super-wide format printers and inks and print management solutions. Our award-winning solutions, integrated from creation to print, deliver increased performance, cost savings and productivity. Our robust product portfolio includes Fiery digital color print servers, VUTEk super-wide digital inkjet printers, UV and solvent inks, Jetrion industrial inkjet printing systems, Rastek wide-format digital inkjet printers, print production workflow and management information software, and corporate printing solutions. Our integrated solutions and award-winning technologies are designed to automate print and business processes, streamline workflow, provide profitable value-added services and produce accurate digital output.

Headlined by EFI’s flagship Fiery brand, our controller technologies transform digital copiers and printers into networked printing devices. Once networked, EFI-powered printers and copiers can be shared across workgroups, departments, the enterprise and the Internet to quickly and economically produce high-quality color and black & white documents. Our color digital print controllers provide solutions for a broad range of the printing market—from entry-level desktop printers to production-level digital copiers. Our color digital print controller line of products is sold to original equipment manufacturers (“OEMs”) for sale to customers, and consists of: (i) stand-alone print controllers which are connected to digital copiers and other peripheral devices and (ii) embedded and design-licensed solutions which are used in digital copiers, desktop laser printers and multifunctional devices.

The financial information included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended, and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2009 and June 30, 2009 are incorporated herein by reference. Attached as Schedule B to this Offer to Exchange is a summary of our financial statements from our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended, and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009. More complete financial information may be obtained by accessing our public filings with the SEC by following the instructions in Section 17 of this Offer to Exchange.

We had a book value of $12.12 per share as of June 30, 2009 (calculated using the book value of $596.6 million as of June 30, 2009, divided by the number of outstanding shares of 49.2 million as of June 30, 2009).

The following table sets forth our ratio of earnings to fixed charges for the periods specified (in thousands, except ratio of earnings to fixed charges):

Ratio of Earnings to Fixed Charges

	Year Ended		Six Months Ended
	December 31, 2008	December 31, 2007	June 30, 2009 (Unaudited)
Income (loss) from continuing operations before income taxes	$(133,076)	$22,209	$34,939
Fixed charges:
Interest expense	1,537	5,012	—
Interest relating to rental expense	5,314	6,339	1,333

Total fixed charges	6,851	11,351	1,333

Earnings available for fixed charges	$(126,225)	$33,560	$36,272

Ratio of earnings to fixed charges	N/A	2.96	27.22

Section 11. Interests of Directors and Executive Officers; Transactions and Arrangements Concerning our Securities.

A list of our current directors and executive officers as of August 28, 2009 is attached to this Offer to Exchange as Schedule A. Our executive officers and members of our board of directors may not participate in this offer. As of August 28, 2009, our executive officers and directors (8 persons) as a group held options unexercised and outstanding under our equity incentive plans to purchase a total of 1,940,760 of our shares and 318,200 outstanding RSUs, which collectively represented approximately 27% of the shares subject to all options and RSUs outstanding under our equity incentive plans as of that date.

The table below sets forth the beneficial ownership of each of our executive officers and members of our board of directors of options and RSUs outstanding as of August 28, 2009. The percentages in the tables below are based on the total number of outstanding options (that is, whether or not eligible for exchange) to purchase our shares and RSUs under all of our equity incentive plans, which was 8,380,818 as of August 28, 2009. Our executive officers and members of our board of directors are not eligible to participate in the offer.

Name of Beneficial Owner	Number of Outstanding Options and RSUs	Percentage of Total Outstanding Options and RSUs
Non-employee Directors
Gill Cogan	138,168	1.65%
Dan Maydan	29,500	0.35%
James S. Greene	86,123	1.03%
Thomas Georgens	40,000	0.48%
Richard A. Kashnow	40,000	0.48%
Executive Officers (including the Employee Directors)
Guy Gecht	1,013,139	12.09%
Fred S. Rosenzweig	603,783	7.20%
John Ritchie	308,247	3.68%
All directors and executive officers as a group (8 persons)	2,258,960	26.95%

Except as otherwise described in this Offer to Exchange or in our filings with the SEC, and other than outstanding options to purchase our shares of common stock or RSUs granted from time to time to our executive officers and directors under our equity incentive plans, neither we nor, to the best of our knowledge, any of our executive officers or directors is a party to any agreement, arrangement or understanding with respect to any of our securities, including, but not limited to, any agreement, arrangement or understanding concerning the transfer or the voting of any of our securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.

The following table presents transactions in our common stock engaged in by our executive officers, directors and affiliates during the 60 days before and including August 31, 2009:

Transaction Date	Name	Type	Shares	Price
7/31/2009	Guy Gecht	ESPP stock purchase	102	$7.463
7/31/2009	John Ritchie	ESPP stock purchase	150	$7.463
8/15/2009	Gill Cogan	RSU vesting	1,500	$0.00
8/15/2009	James S. Greene	RSU vesting	1,500	$0.00
8/15/2009	Dan Maydan	RSU vesting	1,500	$0.00
8/28/2009	Guy Gecht	RSU grant	77,700	$0.00
8/28/2009	Guy Gecht	Market-based option grant	174,825	$10.77
8/28/2009	Guy Gecht	Performance-based option grant	19,425	$10.77
8/28/2009	Guy Gecht	Service-based option grant	116,550	$10.77
8/28/2009	John Ritchie	RSU grant	24,750	$0.00
8/28/2009	John Ritchie	Market-based option grant	55,688	$10.77
8/28/2009	John Ritchie	Performance-based option grant	6,187	$10.77
8/28/2009	John Ritchie	Service-based option grant	37,125	$10.77
8/28/2009	Fred Rosenzweig	RSU grant	28,250	$0.00
8/28/2009	Fred Rosenzweig	Market-based option grant	63,563	$10.77
8/28/2009	Fred Rosenzweig	Performance-based option grant	7,062	$10.77
8/28/2009	Fred Rosenzweig	Service-based option grant	42,375	$10.77

Except as otherwise described in the table above, to the best of our knowledge, no other executive officers or directors, nor any affiliates of ours, were engaged in transactions involving our common stock, options to purchase shares of our common stock or RSUs during the past 60 days before and including August 31, 2009.

Section 12. Status of Options Acquired by Us in the Offer; Accounting Consequences of the Offer.

Options that we accept for exchange through the offer will be cancelled and will not be returned to the pool of shares available for grants of new awards under our equity incentive plans.

Effective January 1, 2006, we implemented the provisions of Accounting Standards Codification (“ASC”) topic 718, “Stock Compensation.” Under ASC section 718-20-35-8, “Cancellation and Replacement,” and ASC section 718-20-35-3, “Modification of an Award,” we will recognize the incremental compensation cost of the new RSUs granted in the offer, if any. If there is any incremental compensation cost, it will be measured as the excess, if any, of the fair value of each new RSU granted to employees in exchange for exchanged options, measured as of the date the new RSUs are granted, over the fair value of the exchanged options, measured immediately prior to the completion date of the offer. The unamortized compensation expense from the exchanged options and incremental compensation expense, if any, associated with the new awards under the option exchange will be recognized over the vesting period of the original options and the new RSUs, respectively. In the event that any of the new RSUs are cancelled prior to their vesting due to termination of service, the compensation cost for the cancelled RSUs generally will not be recognized. Likewise, any options surrendered in exchange for a cash payment will be accounted for under ASC section 718-20-35-7, “Repurchase or Cancellation,” which requires that any incremental compensation cost be expensed at the repurchase date.

Because the offer is structured to replace underwater options with new RSUs with a fair value equal to or less than the aggregate fair value of the surrendered underwater options, we expect to recognize minimal incremental compensation expense. The only incremental compensation expense we may incur would result from fluctuations in our stock price between the time the exchange ratios were set, shortly before the option exchange commenced, and the time when the new RSUs are issued on the completion date of the option exchange and from expense related to the cash paid in excess of the fair value at the completion of the offer. As a result, the option exchange will allow us to realize real incentive and retention benefits from the new RSUs granted, while recognizing essentially the same amount of compensation expense as we would have recognized for the eligible options that are surrendered.

Section 13. Legal Matters; Regulatory Approvals.

We are not aware of any license or regulatory permit that appears to be material to our business that might be affected adversely by our exchange of options and grant of new RSUs and cash payments as contemplated by the offer, or any NASDAQ listing requirements that would be required for the acquisition or ownership of new RSUs or the shares subject thereto as contemplated herein. Should any additional approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, could be obtained or what the conditions imposed in connection with such approvals would entail or whether the failure to obtain any such approval or other action would result in adverse consequences to our business. Our obligation under the offer to accept tendered options for exchange and to grant new RSUs or cash payments for exchanged options is subject to the conditions described in Section 7 of this Offer to Exchange.

If we are prohibited by applicable laws or regulations from granting new RSUs or cash payments on the grant date, we will not grant such new RSUs or cash payments. We are unaware of any such prohibition at this time, and we will use reasonable efforts to effect the grant, but if the grant is prohibited on the grant date we will not grant the new RSUs and cash payments and you will not receive any other benefit for the options you tendered and your eligible options will not be accepted for exchange.

Section 14. Material Income Tax Consequences.

Material U.S. federal income tax consequences.

The following is a summary of the material U.S. federal income tax consequences of the exchange of options for new RSUs or cash payments pursuant to the offer for those eligible employees subject to U.S. federal income tax. This discussion is based on current tax law under the United States Internal Revenue Code, its legislative history, treasury regulations promulgated thereunder, and administrative and judicial interpretations as of the date of this Offer to Exchange, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. This summary does not address applicable state or local taxes to which you may be subject.

If you are a citizen or a resident of the United States, but also are subject to the tax laws of another country, you should be aware that there might be other tax and social security consequences that may apply to you. In addition, if you are a citizen or a resident of the United States but were granted options while employed by EFI in Israel or The Netherlands, please refer to Schedule L of this Offer to Exchange for Israel or Schedule P to this Offer to Exchange for The Netherlands for more information on the tax consequences of the option exchange.

We recommend that you consult your personal legal counsel, accountant, financial and/or tax advisors with respect to the federal, state, local and foreign tax consequences of participating in the offer, as the tax consequences to you are dependent on your individual tax situation.

Eligible employees who exchange outstanding options for new RSUs or cash payments generally will not be required to recognize income for U.S. federal income tax purposes on the exchanged options at the time of the exchange. However, please refer to the tax discussion below regarding a discussion of the tax consequences of receiving new RSUs or a cash payment in connection with the option exchange.

Restricted stock units.

If you are a U.S. taxpayer, you generally will not have taxable income at the time you are granted an RSU. Instead, you will recognize ordinary income as the RSUs vest and we deliver the shares to you, at which time EFI generally will have an obligation to withhold applicable federal and state income taxes as well as social security taxes. The amount of ordinary income you recognize will equal the fair market value of the shares. All tax withholding obligations will be satisfied in the manner specified in your restricted stock unit agreement. Any gain or loss you recognize upon the sale or exchange of shares that you acquire through a grant of RSUs generally will be treated as capital gain or loss and will be long-term or short-term depending upon how long you hold the shares. Shares held more than 12 months are subject to long-term capital gain or loss, while shares held 12 months or less are subject to short-term capital gain or loss.

Cash payments.

If you are a U.S. taxpayer, you generally will recognize ordinary income at the time the cash payment is made to you, and we generally will have an obligation to withhold applicable federal and state income taxes as well as social security taxes. The amount of ordinary income you recognize will equal the amount of the cash payment. We will satisfy all tax withholding obligations by deducting such obligations from the amount of the cash payment.

We recommend that you consult your personal legal counsel, accountant, financial and/or tax advisor(s) with respect to the federal, state and local tax consequences of participating in the offer.

In addition, if you are a resident of more than one country, you should be aware that there might be tax consequences for more than one country that may apply to you. We strongly recommend that you consult with your personal legal counsel, accountant, financial and/or tax advisors to discuss the consequences to you of this transaction.

Stock options.

If you are employed by us in the United States and participate in this offer, your eligible options will be exchanged for new RSUs or a cash payment. So that you are able to compare the tax consequences of new RSUs or cash payment to that of your eligible options, we have included the following summary as a reminder of the tax consequences generally applicable to options under U.S. federal tax law.

Incentive stock options. Under current U.S. tax law, if you are a U.S. taxpayer, you will not realize taxable income upon the grant of an incentive stock option. In addition, you generally will not realize taxable income upon the exercise of an incentive stock option. However, your alternative minimum taxable income will be increased by the amount that the aggregate fair market value of the shares received upon exercise of the stock option exceeds the aggregate exercise price of the option, unless the disposition of the shares occurs in the same taxable year as the exercise of the option. Except in the case of your death or disability, if an option is exercised more than three months after your termination of employment, the option ceases to be treated as an incentive stock option and is subject to taxation under the rules that apply to nonstatutory stock options.

If you sell the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the option shares is qualifying if it is made:

•	more than two years after the date the incentive stock option was granted; and

•	more than one year after the date the incentive stock option was exercised.

If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to you at the time of the sale. Any such capital gain will be taxed at the long-term capital gain rate in effect at the time of sale.

If the disposition is not qualifying, which we refer to as a “disqualifying disposition,” the following tax treatment can result:

•	For a sale below the amount you paid for the shares (or the adjusted basis of the shares if higher), you don’t report any compensation income. Your loss on this sale is reported as a capital loss.

•

For a sale above the amount you paid for the shares (or the adjusted basis of the shares if higher) but no higher than the value of the shares as of the date you exercised the option, report your gain on the sale as compensation income (not capital gain).

•

If you sell your shares at a price that is higher than the value of the shares as of the date you exercised the option you report two different items. The bargain element when you exercised the option (the difference between the value of the shares as of that date and the amount you paid for the shares (or the adjusted basis of the shares if higher)) is reported as compensation income. Any additional gain is reported as capital gain (which may be long-term or short-term depending on how long you held the stock).

Unless you engage in a disqualifying disposition, we will not be entitled to a corporate tax deduction with respect to an incentive stock option. If you engage in a disqualifying disposition, we generally will be entitled to a corporate tax deduction equal to the amount of ordinary income taxable to you.

If this offer is open for 30 calendar days or more, incentive stock options (or ISOs) held by eligible employees who do not participate in this offer will be considered to have been modified as of the date this offer commenced, which will be considered a new date of grant for purposes of determining whether the employee will receive favorable U.S. tax treatment with respect to the incentive stock options. As a result, if this offer is open for 30 calendar days or more and you elect not to exchange your eligible ISOs, you must not dispose of any shares acquired with respect to the incentive stock option until the passage of more than two years from the commencement date (that is, more than two years from August 31, 2009) and more than one year after the exercise of the option (even if you do not exchange your incentive stock options for new RSUs or a cash payment) if you want to preserve the favorable U.S. tax treatment with respect to any such incentive stock option (otherwise, the option will be treated as a nonstatutory stock option). If these holding periods (and all other incentive stock option requirements) are met, the excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain. In addition, the deemed modification described above in this paragraph may result in all or a portion of your incentive stock option being treated as a nonstatutory stock option under the tax laws because the tax laws impose a $100,000 limit on the number of incentive stock options that may vest and become exercisable in any calendar year and require that both your incentive stock option as it existed before the modification and your incentive stock option as it exists after the modification be included for purposes of determining whether this limit has been exceeded (that is, your existing option and your modified option must be considered in applying this limit). The Offer to Exchange is currently scheduled to be completed on September 28, 2009 and, accordingly, if not extended, the offer will have remained open for less than 30 calendar days and the incentive stock option terms would not be subject to adjustment as described above. For more information on the effect of the offer on your incentive stock options, please consult with your own tax advisor.

Nonstatutory stock options. Under current law, an option holder who is a U.S. taxpayer generally will not realize taxable income upon the grant of a nonstatutory stock option. When you exercise a nonstatutory stock option, you generally will have ordinary income to the extent the fair market value of the shares on the date of exercise you receive is greater than the exercise price you pay. If the exercise price of a nonstatutory stock option is paid in shares of EFI common stock or a combination of cash and shares, the excess of the value (on the date of exercise) of the shares received on the date of exercise over the value of the shares surrendered or the cash and shares surrendered, less any cash paid upon exercise, generally will be ordinary income taxable to you.

Upon disposition of the shares, any gain or loss is treated as capital gain or loss. The capital gain or loss will be long-term or short-term depending on whether the shares were held for more than one year. The holding period for the shares generally will begin just after the time you recognized income. The amount of such gain or loss will be the difference between: (i) the amount realized upon the sale or exchange of the shares, and (ii) the value of the shares at the time the ordinary income was recognized.

If you were an employee at the time of the grant of the option, any income recognized upon exercise of a nonstatutory stock option generally will constitute wages for which applicable federal, state and local income taxes and social security tax withholdings will be required.

Material non-U.S. tax consequences.

The tax consequences for employees employed by us or one of our majority-owned subsidiaries outside of the United States and employees otherwise subject to income tax outside of the United States may differ from the U.S. federal income tax consequences summarized above and will depend on the tax rules and regulations in the applicable jurisdiction. Please see Schedules D through U of this Offer to Exchange for more information.

We recommend that you consult your personal legal counsel, accountant, financial and/or tax advisors with respect to the federal, state, local and foreign tax consequences of participating in the offer.

In addition, if you are a resident of more than one country, you should be aware that there might be tax and social security consequences for more than one country that may apply to you. We strongly recommend that you consult with your personal legal counsel, accountant, financial and/or tax advisors to discuss the consequences to you of this transaction.

Section 15. Extension of Offer; Termination; Amendment.

We reserve the right, in our sole discretion, at any time and regardless of whether or not any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and delay the acceptance for exchange of any surrendered eligible options. If we elect to extend the period of time during which this offer is open, we will give you written notice of the extension and delay, as described below. If we extend the offer and delay the completion date, we also will extend your right to withdraw tenders of eligible options until such delayed completion date. In the case of an extension, we will issue a press release, email or other form of communication no later than 6:00 a.m. Pacific Daylight Time on the next U.S. business day following the previously scheduled completion date.

We also reserve the right, in our discretion, before the completion date to terminate or amend the offer and to postpone our acceptance and cancellation of any options elected to be exchanged if any of the events listed in Section 7 of this Offer to Exchange occurs, by giving oral or written notice of the termination or postponement to you or by making a public announcement of the termination. Our reservation of the right to delay our acceptance and cancellation of options elected to be exchanged is limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that we must pay the consideration offered or return the options promptly after termination or withdrawal of a tender offer.

Subject to compliance with applicable law, we further reserve the right, before the completion date, in our discretion, and regardless of whether any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to amend the offer in any respect, including by decreasing or increasing the consideration offered in this offer to option holders or by decreasing or increasing the number of options being sought in this offer. As a reminder, if a particular option is scheduled to expire within six months following the completion date of the offer, that particular option is not eligible for exchange in the offer. Therefore, if we extend the offer for any reason and if a particular option that was tendered before the originally scheduled expiration of the offer is scheduled to expire more than six months after such originally scheduled completion date but within six months following the new completion date under the extended offer, that option would not be eligible for exchange in the offer.

The minimum period during which the offer will remain open following material changes in the terms of the offer or in the information concerning the offer, other than a change in the consideration being offered by us or a change in amount of existing options sought, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If we modify the number of eligible options being sought in this offer or the consideration being offered by us for the eligible options in this offer, the offer will remain open for at least ten U.S. business days from the date of notice of such modification. If any term of the offer is amended in a manner that we determine constitutes a material change adversely affecting any holder of eligible options, we promptly will disclose the amendments in a manner reasonably calculated to inform holders of eligible options of such amendment, and we will extend the offer’s period so that at least ten U.S. business days, or such longer period as may be required by the tender offer rules, remain after such change.

For purposes of the offer, a “business day” means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Daylight Time.

Section 16. Fees and Expenses.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting the surrender of eligible options to be exchanged through this offer. You will be responsible for any expenses incurred by you in connection with your election to participate in the offer, including, but not limited to, any expenses associated with any personal legal counsel, accountant, financial and/or tax advisors consulted or retained by you in connection with this offer.

Section 17. Additional Information.

This Offer to Exchange is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with (or in some cases “furnished” to) the SEC before making a decision on whether to elect to exchange your options:

1.	Our Annual Report on Form 10-K for our fiscal year ended December 31, 2008, filed with the SEC on March 2, 2009, as amended by Amendment No. 1 thereto, filed with the SEC on April 30, 2009;

2.	Our definitive Proxy Statement on Schedule 14A for our 2009 annual meeting of stockholders, filed with the SEC on May 21, 2009;

3.	Our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2009, filed with the SEC on May 11, 2009;

4.	Our Quarterly Report on Form 10-Q for our fiscal quarter ended June 30, 2009, filed with the SEC on August 10, 2009;

5.	Our Current Reports on Form 8-K filed with the SEC on January 29, 2009 (only with respect to Items 1.02, 2.01 and 8.01), February 19, 2009 (only with respect to Items 1.01 and 2.03), April 7, 2009 (only with respect to Item 5.02), June 11, 2009, June 19, 2009, August 17, 2009 and August 27, 2009; and

6.	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 5, 1990, and any further amendment or report filed thereafter for the purpose of updating such description.

These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available to the public on the SEC’s Internet site at www.sec.gov or on our Investor Relations website at http://www.efi.com.

Each person to whom a copy of this Offer to Exchange is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents, at no cost, by writing to us at Electronics For Imaging, Inc., 303 Velocity Way, Foster City, California 94404, Attention: Secretary, or by emailing the Option Exchange Administrator at efioptionexchange@efi.com.

The information contained in this Offer to Exchange about us should be read together with the information contained in the documents to which we have referred you in making your decision as to whether or not to participate in this offer.

Section 18. Miscellaneous.

We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will any eligible options be accepted from the option holders employed by us or one of our majority-owned subsidiaries in such jurisdiction.

We have not authorized any person to make any recommendation on our behalf as to whether you should elect to exchange or refrain from exchanging your options pursuant to the offer. You should rely only on the information in this document or documents to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this Offer to Exchange and in the related offer documents. If anyone makes any recommendation or representation to you or gives you any information, you should not rely upon that recommendation, representation or information as having been authorized by us.

Electronics For Imaging, Inc.

August 31, 2009

SCHEDULE A

INFORMATION CONCERNING THE EXECUTIVE OFFICERS

AND DIRECTORS OF ELECTRONICS FOR IMAGING, INC.

The names and positions of our executive officers and directors are set forth in the following table:

Name
Guy Gecht	Chief Executive Officer; Director
Fred Rosenzweig	President; Director
John Ritchie	Chief Financial Officer
Gill Cogan	Interim Chairman of the Board
Thomas Georgens	Director
James S. Greene	Director
Richard A. Kashnow	Director
Dan Maydan	Director

The address of each executive officer and director is:

Electronics For Imaging, Inc.

303 Velocity Way

Foster City, California 94404

Our executive officers and members of our board of directors are not eligible to participate in this offer.

SCHEDULE B

SUMMARY FINANCIAL INFORMATION OF

ELECTRONICS FOR IMAGING, INC.

The following summary financial information has been derived from and should be read in conjunction with our audited consolidated financial statements for the year ended December 31, 2008 and the quarter ended June 30, 2009 that are incorporated by reference in this document.

CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(In thousands, except per share amounts)

	Year Ended December 31, 2008	Year Ended December 31, 2007	Quarter Ended June 30, 2009 (Unaudited)	Quarter Ended June 30, 2008 (Unaudited)
Net Revenues	$560,380	$620,586	$90,110	$143,846
Gross Profit	317,417	361,147	46,771	81,973
Income (loss) from Operations	(145,015)	(2,231)	(23,603)	(5,892)
Net Income (loss)	$(113,444)	$26,843	$(13,309)	$(113)

Net Income (loss) per Share:
Basic	$(2.16)	$0.47	$(0.27)	$(0.00)

Diluted	$(2.16)	$0.44	$(0.27)	$(0.00)

Shares Used in Per-Share Calculation:
Basic	52,533	56,679	49,111	52,805

Diluted	52,533	68,102	48,996	52,805

CONSOLIDATED BALANCE SHEET INFORMATION

(In thousands, except per share amounts)

	June 30, 2009 (Unaudited)	December 31, 2008	December 31, 2007
Current Assets	$406,824	$410,802	$657,600
Non-Current Assets	330,406	341,146	500,139

Total Assets	$737,230	$751,948	$1,157,739

Current Liabilities	$104,581	$116,972	$386,923
Non-Current Liabilities	36,043	33,758	26,820

Total Liabilities	$140,624	$150,730	$413,743
Total Stockholders’ Equity	596,606	601,218	743,996

Total Liabilities and Stockholders’ Equity	$737,230	$751,948	$1,157,739

SCHEDULE C

TABLE OF EXCHANGE RATIOS

Grant Date	Expiration Date	Exercise Price	Exchange Ratio
6/19/2000	6/15/2010	$22.31	73.5641
6/19/2000	6/19/2010	$22.31	71.9844
6/22/2000	6/15/2010	$22.31	73.5641
7/10/2000	6/15/2010	$22.31	73.5641
8/4/2000	7/30/2010	$21.38	27.8248
8/4/2000	8/3/2010	$21.38	25.9974
8/7/2000	8/6/2010	$21.38	25.1705
8/10/2000	8/6/2010	$21.38	25.1705
8/16/2000	8/6/2010	$21.38	25.1705
8/28/2000	8/6/2010	$21.38	25.1705
9/8/2000	8/6/2010	$21.38	25.1705
10/6/2000	10/5/2010	$19.50	14.5753
11/7/2000	10/17/2010	$11.94	7.4686
11/30/2000	11/29/2010	$13.81	6.3516
12/29/2000	12/21/2010	$12.81	5.4779
1/18/2001	12/22/2010	$12.81	5.4812
1/22/2001	1/2/2011	$13.75	6.1758
3/12/2001	2/6/2011	$20.69	15.1557
4/6/2001	4/4/2011	$22.38	17.2012
4/27/2001	4/4/2011	$22.38	17.2012
4/27/2001	4/27/2011	$26.25	25.4735
5/11/2001	5/11/2011	$26.81	26.5179
5/18/2001	5/11/2011	$26.81	26.5179
5/25/2001	5/25/2011	$25.99	14.2760
6/1/2001	5/31/2011	$22.24	10.2868
6/1/2001	6/1/2011	$24.01	12.0052
6/15/2001	6/4/2011	$24.55	12.5182
6/15/2001	6/15/2011	$27.07	15.3938
6/29/2001	6/25/2011	$25.37	13.3441
6/29/2001	6/29/2011	$27.55	15.8623
7/18/2001	7/18/2011	$23.31	10.9229
8/3/2001	8/1/2011	$22.04	9.7723
8/3/2001	8/1/2011	$22.74	10.3828
8/10/2001	8/13/2011	$20.81	7.9616
8/10/2001	8/13/2011	$21.50	8.4292
8/17/2001	8/16/2011	$20.04	7.4614
11/9/2001	10/31/2011	$18.83	6.2837
11/9/2001	11/9/2011	$19.88	6.8415
11/23/2001	11/19/2011	$19.74	6.7612
11/23/2001	11/23/2011	$19.93	6.8540
12/7/2001	11/29/2011	$19.90	6.8296
12/7/2001	12/7/2011	$22.54	8.3606
12/14/2001	12/4/2011	$21.59	7.7910
12/14/2001	12/14/2011	$22.31	8.2087
1/11/2002	1/3/2012	$21.95	7.8912
2/5/2002	2/5/2012	$40.18	25.5155
3/1/2002	2/22/2012	$18.90	6.1068
3/1/2002	3/1/2012	$19.40	6.3419
4/19/2002	4/12/2012	$18.34	5.7428

Grant Date	Expiration Date	Exercise Price	Exchange Ratio
5/3/2002	5/2/2012	$17.15	5.1520
5/3/2002	5/3/2012	$17.15	5.1533
5/10/2002	5/8/2012	$16.20	4.7631
5/10/2002	5/10/2012	$16.83	5.0185
5/31/2002	5/28/2012	$16.08	4.6917
7/5/2002	7/3/2012	$15.50	4.4137
7/5/2002	7/5/2012	$15.77	4.5151
8/2/2002	7/24/2012	$14.50	4.0498
8/2/2002	8/2/2012	$15.22	4.3003
8/7/2002	8/7/2012	$14.62	4.0835
8/9/2002	8/6/2012	$14.47	4.0330
8/9/2002	8/9/2012	$14.83	4.1582
8/23/2002	8/14/2012	$15.86	4.5217
10/18/2002	10/10/2012	$15.36	4.2727
12/20/2002	12/10/2012	$16.32	4.4849
12/20/2002	12/20/2012	$16.58	4.5576
1/17/2003	1/9/2013	$16.57	4.4997
1/31/2003	1/23/2013	$16.25	4.3704
2/14/2003	2/13/2013	$16.33	4.3696
3/28/2003	3/17/2013	$16.13	4.2798
3/28/2003	3/28/2013	$17.72	4.8023
4/11/2003	4/2/2013	$18.42	5.0197
4/25/2003	4/14/2013	$18.22	4.9292
4/25/2003	4/14/2013	$19.24	5.2999
4/25/2003	4/17/2013	$19.24	5.2879
4/25/2003	4/25/2013	$19.24	5.2738
5/15/2003	5/15/2013	$19.01	5.1744
6/13/2003	6/2/2013	$19.90	5.4644
6/13/2003	6/13/2013	$20.83	5.8128
7/11/2003	7/1/2013	$20.20	5.4822
7/11/2003	7/1/2013	$20.60	5.6314
7/18/2003	7/18/2013	$20.25	5.4867
8/8/2003	8/7/2013	$19.52	5.1828
8/15/2003	8/11/2013	$20.45	5.4994
8/21/2003	8/11/2010	$19.45	18.2433
8/21/2003	8/11/2010	$19.98	19.7911
8/21/2003	8/21/2010	$19.98	17.3555
8/22/2003	8/11/2013	$19.45	5.1427
8/28/2003	8/11/2010	$19.45	18.2433
10/9/2003	10/9/2010	$24.62	28.5391
10/10/2003	10/10/2013	$24.81	6.9679
10/20/2003	10/20/2010	$24.86	28.8962
10/21/2003	10/21/2010	$25.28	30.5076
10/27/2003	10/27/2010	$25.50	30.8924
11/3/2003	11/3/2010	$27.74	39.8319
11/24/2003	11/24/2010	$26.75	34.4872

Grant Date	Expiration Date	Exercise Price	Exchange Ratio
1/5/2004	1/5/2011	$26.39	31.1613
1/6/2004	1/6/2011	$26.14	30.0808
1/12/2004	1/12/2011	$27.05	33.2776
1/16/2004	1/20/2011	$28.32	38.4677
1/27/2004	1/27/2011	$28.38	38.6280
2/2/2004	2/2/2011	$26.70	31.8123
3/5/2004	3/5/2011	$26.32	28.7367
3/8/2004	3/8/2011	$26.10	27.3295
3/15/2004	3/15/2011	$24.66	22.9872
3/29/2004	3/29/2011	$25.10	23.8311
4/5/2004	4/5/2011	$26.11	26.4005
4/19/2004	4/19/2011	$24.48	21.3594
4/21/2004	4/21/2011	$24.54	21.5088
5/10/2004	5/10/2011	$26.74	26.2910
5/24/2004	5/24/2011	$26.82	15.3383
6/1/2004	6/1/2011	$27.39	15.9228
6/14/2004	6/14/2011	$26.93	15.2047
7/6/2004	7/6/2011	$26.81	14.6924
7/14/2004	7/14/2011	$25.21	12.8664
7/29/2004	7/29/2011	$20.24	8.3573
8/2/2004	8/2/2011	$20.01	8.1619
8/3/2004	8/3/2011	$19.68	7.9230
8/5/2004	8/5/2011	$19.59	7.1993
8/9/2004	8/9/2011	$18.72	6.6664
8/13/2004	8/13/2011	$18.26	6.4062
8/16/2004	8/16/2011	$18.53	6.5566
8/23/2004	8/23/2011	$19.35	7.0284
8/30/2004	8/30/2011	$20.19	7.5409
9/1/2004	9/1/2011	$20.54	7.7393
9/13/2004	9/13/2011	$16.85	5.5422
9/16/2004	9/16/2011	$16.70	5.4486
9/20/2004	9/20/2011	$16.68	5.4120
9/27/2004	9/27/2011	$16.06	5.0814
9/28/2004	9/28/2011	$16.13	5.0863
10/4/2004	10/4/2011	$16.94	5.4269
10/18/2004	10/18/2011	$17.33	5.5726
10/25/2004	10/25/2011	$17.35	5.5719
10/26/2004	10/26/2011	$17.50	5.6461
10/27/2004	10/27/2011	$17.80	5.7915
10/29/2004	10/29/2011	$18.04	5.8910
11/1/2004	11/1/2011	$18.16	5.9484
11/3/2004	11/3/2011	$18.38	6.0574
11/15/2004	11/15/2011	$17.88	5.8033
11/17/2004	11/17/2011	$17.89	5.8133
11/29/2004	11/29/2011	$16.80	5.2862
11/30/2004	11/30/2011	$16.73	5.2570

Grant Date	Expiration Date	Exercise Price	Exchange Ratio
12/14/2004	12/14/2011	$18.15	5.8987
1/3/2005	1/3/2012	$17.45	5.5113
1/11/2005	1/11/2012	$16.11	4.9126
1/11/2005	1/11/2012	$16.17	4.9378
1/18/2005	1/18/2012	$16.71	5.1578
2/3/2005	2/3/2012	$16.41	4.9974
2/7/2005	2/7/2012	$16.88	5.1891
2/22/2005	1/11/2012	$16.50	5.0785
2/23/2005	1/11/2012	$16.54	5.0958
3/3/2005	3/3/2012	$16.60	5.0477
3/7/2005	1/11/2012	$16.75	5.1871
3/7/2005	3/7/2012	$16.75	5.1108
3/14/2005	3/14/2012	$17.09	5.2534
3/21/2005	3/21/2012	$17.05	5.2326
3/22/2005	3/22/2012	$17.03	5.2262
3/23/2005	3/23/2012	$17.00	5.2133
4/1/2005	4/1/2012	$17.48	5.3633
4/4/2005	1/11/2012	$17.17	5.3735
4/4/2005	4/4/2012	$17.17	5.2342
4/15/2005	4/15/2012	$16.60	4.9769
4/18/2005	4/18/2012	$16.42	4.9085
4/25/2005	4/25/2012	$17.09	5.1866
5/2/2005	5/2/2012	$16.59	4.9220
5/9/2005	5/9/2012	$17.27	5.1992
5/16/2005	5/16/2012	$18.65	5.7925
5/20/2005	5/20/2012	$18.50	5.7163
5/23/2005	5/23/2012	$18.42	5.6849
6/2/2005	6/2/2012	$18.93	5.8884
6/8/2005	6/8/2012	$19.16	5.9900
6/10/2005	6/10/2012	$18.96	5.8856
6/13/2005	6/13/2012	$18.90	5.8641
6/21/2005	6/21/2012	$19.98	6.3505
6/27/2005	6/27/2012	$19.05	5.9106
6/28/2005	6/28/2012	$19.22	5.9575
6/30/2005	6/30/2012	$21.04	6.8287
7/5/2005	7/5/2012	$21.48	7.0315
7/11/2005	7/11/2012	$22.18	7.3938
7/13/2005	7/13/2012	$22.28	7.4351
7/18/2005	7/18/2012	$21.63	7.0813
7/20/2005	7/20/2012	$21.36	6.9492
8/1/2005	8/1/2012	$20.93	6.7194
8/8/2005	8/8/2012	$20.68	6.5855
8/12/2005	8/12/2012	$20.52	6.4991
8/15/2005	8/15/2012	$21.22	6.8433
8/22/2005	8/22/2012	$20.43	6.4388
8/29/2005	8/29/2012	$19.93	6.1951

Grant Date	Expiration Date	Exercise Price	Exchange Ratio
9/1/2005	9/1/2012	$20.15	6.2959
9/6/2005	9/6/2012	$20.65	6.5194
9/12/2005	9/12/2012	$23.00	7.7183
9/16/2005	9/16/2012	$23.05	7.7045
9/19/2005	9/19/2012	$22.77	7.5644
9/26/2005	9/26/2012	$22.66	7.4858
9/29/2005	9/29/2012	$23.08	7.6584
10/3/2005	10/3/2012	$22.77	7.4927
10/6/2005	10/6/2012	$21.78	6.9806
10/10/2005	10/10/2012	$22.06	7.1159
10/17/2005	10/17/2012	$23.02	7.5765
10/24/2005	10/24/2012	$24.39	8.3113
10/27/2005	10/27/2012	$24.21	8.1838
10/31/2005	10/31/2012	$25.11	8.6707
11/1/2005	11/1/2012	$24.92	8.5651
11/7/2005	11/7/2012	$24.76	8.3614
11/9/2005	11/9/2012	$24.96	8.4780
11/14/2005	11/14/2012	$25.54	8.7426
11/15/2005	11/15/2012	$25.25	8.5812
11/16/2005	11/16/2012	$25.62	8.7956
11/28/2005	11/28/2012	$25.70	8.7740
12/5/2005	12/5/2012	$26.93	9.4698
12/12/2005	12/12/2012	$27.19	9.5824
1/3/2006	1/3/2013	$27.70	9.6884
1/6/2006	1/6/2013	$28.99	10.4500
1/17/2006	1/17/2013	$28.35	9.9949
1/23/2006	1/23/2013	$27.77	9.6035
1/30/2006	1/30/2013	$27.32	9.3209
2/1/2006	2/1/2013	$28.60	10.0650
2/7/2006	2/7/2013	$28.17	9.7705
2/13/2006	2/13/2013	$26.36	8.7055
2/17/2006	2/17/2013	$26.26	8.6311
2/22/2006	2/22/2013	$25.72	8.3500
2/27/2006	2/27/2013	$26.81	8.9238
3/1/2006	3/1/2013	$27.89	9.5351
3/7/2006	3/7/2013	$26.63	8.7987
3/15/2006	3/15/2013	$26.90	8.9408
3/20/2006	3/20/2013	$26.83	8.8884
3/22/2006	3/22/2013	$27.25	9.1086
3/27/2006	3/27/2013	$28.21	9.6339
3/28/2006	3/28/2013	$28.06	9.5224
4/3/2006	4/3/2013	$27.64	9.1991
4/10/2006	4/10/2013	$27.50	9.0909
4/17/2006	4/17/2013	$28.36	9.5218
4/24/2006	4/24/2013	$27.50	9.0251
5/1/2006	5/1/2013	$26.79	8.6223

Grant Date	Expiration Date	Exercise Price	Exchange Ratio
5/8/2006	5/8/2013	$27.14	8.7999
5/15/2006	5/15/2013	$26.00	8.1910
5/30/2006	5/30/2013	$24.00	7.1812
6/1/2006	6/1/2013	$23.38	6.8893
6/5/2006	6/5/2013	$22.25	6.4026
6/7/2006	6/7/2013	$22.17	6.3725
6/8/2006	6/8/2013	$21.67	6.1603
6/12/2006	6/12/2013	$20.93	5.8599
6/15/2006	6/15/2013	$21.51	6.0794
6/19/2006	6/19/2013	$20.94	5.8523
6/22/2006	6/22/2013	$20.72	5.7637
6/30/2006	6/30/2013	$20.88	5.7359
7/3/2006	7/3/2013	$20.84	5.7192
7/5/2006	7/5/2013	$20.30	5.5183
7/10/2006	7/10/2013	$20.07	5.4244
7/17/2006	7/17/2013	$21.03	5.7781
7/19/2006	7/19/2013	$21.15	5.8267
7/24/2006	7/24/2013	$19.49	5.2078
7/31/2006	7/31/2013	$20.18	5.4500
10/31/2006	10/31/2013	$23.64	6.4603
11/9/2006	11/9/2013	$23.09	6.2385
11/30/2006	11/30/2013	$24.50	6.7102
12/15/2006	12/15/2013	$25.99	7.2748
12/29/2006	12/29/2013	$26.58	7.4519
1/31/2007	1/31/2014	$23.05	6.0059
2/15/2007	2/15/2014	$23.32	6.0468
2/28/2007	2/28/2014	$22.82	5.8511
3/15/2007	3/15/2014	$23.35	6.0201
3/30/2007	3/30/2014	$23.45	6.0018
4/16/2007	4/16/2014	$25.48	6.7303
4/30/2007	4/30/2014	$26.67	7.1598
5/15/2007	5/15/2014	$25.78	6.7823
5/31/2007	5/31/2014	$28.51	7.8186
6/15/2007	6/15/2014	$28.34	7.6186
12/21/2007	12/21/2014	$22.16	4.4396
3/14/2008	3/14/2015	$14.06	3.9696
5/15/2008	5/15/2015	$15.25	4.0570
8/15/2008	8/15/2015	$16.32	4.2362

SCHEDULE D

GUIDE TO TAX ISSUES IN AUSTRALIA

This supplement has been prepared to provide employees subject to tax in Australia with a summary of the tax consequences of the option for cash payment exchange program (Exchange Program); that is, the voluntary cancellation of eligible options in exchange for cash payment. This summary is based on the tax laws in effect in Australia as of July 2009. We advise you to consult with your own tax advisor when considering participation in the exchange program.

The summary is necessarily general in nature and does not purport to be tax advice in relation to your particular circumstances. The information merely provides a guide to the tax consequences as of the date of this supplement which may arise to an Australian resident individual who participates in the Exchange Program. If you perform duties in countries other than Australia during the life of the exchanged options or when you receive the cash payment, your specific tax and reporting requirements may differ and further information should be sought before proceeding.

If you intend to participate in the Exchange Program, then you should not rely on this information as anything other than a general guide to the potential taxation consequences which may arise. You are advised to obtain independent taxation advice specific to your particular circumstances in relation to your participation in the Exchange Program.

If you are a citizen or resident of another country, or if you are internationally mobile during the life of the option or when you receive the cash payment, the information contained in the supplement may not be applicable to you.

Any tax information included herein was not intended or written to be used, and it cannot be used by the taxpayer, for the purpose of avoiding any penalties that may be imposed on the taxpayer by any governmental taxing authority or agency.

1.	Election to Participate

You will not be subject to tax when you elect to participate in the Exchange Program and tender your eligible stock options in exchange for the cash payment.

2.	Receipt of Cash Payment

The cash payment will be subject to income tax at your marginal rate and medicare levy contributions.

3.	Withholding and Reporting

Your employer is not required to withhold taxes due on the cash payment, as the exchange will be taxed under the share plan benefit rules. You will be required to pay any taxes arising when filing your year end tax return.

Your employer may be required to report the cash income under the proposed regulations, though at this time the regulations have yet to be enacted into law and the details of the applicability of any new law to these cash payments remains unclear.

In any event, you should confirm with your personal tax advisor the extent to which you will have an obligation to report the cash payment on your individual income tax return.

SCHEDULE E

GUIDE TO TAX ISSUES IN BELGIUM

This supplement has been prepared to provide employees subject to tax in Belgium with a summary of the tax consequences of the option for cash payment exchange program (Exchange Program); that is, the voluntary cancellation of eligible options in exchange for the cash payment. This summary is based on the tax laws in effect in Belgium as of July 2009. We advise you to consult with your own tax advisor when considering participation in the exchange program.

The summary is necessarily general in nature and does not purport to be tax advice in relation to your particular circumstances. The information merely provides a guide to the tax consequences as of the date of this supplement which may arise to a Belgian resident individual who participates in the Exchange Program. If you perform duties in countries other than Belgium during the life of the exchanged options or when you receive the cash payment, your specific tax and reporting requirements may differ and further information should be sought before proceeding.

If you intend to participate in the Exchange Program, then you should not rely on this information as anything other than a general guide to the potential taxation consequences which may arise. You are advised to obtain independent taxation advice specific to your particular circumstances in relation to your participation in the Exchange Program.

If you are a citizen or resident of another country, or if you are internationally mobile during the life of the option or when you receive the cash payment, the information contained in the supplement may not be applicable to you.

Any tax information included herein was not intended or written to be used, and it cannot be used by the taxpayer, for the purpose of avoiding any penalties that may be imposed on the taxpayer by any governmental taxing authority or agency.

1.	Election to Participate

You will not be subject to tax when you elect to participate in the Exchange Program and tender your eligible stock options in exchange for the cash payment.

2.	Receipt of Cash Payment

The cash payment will be subject to income tax at your marginal tax rate and social security contributions. You will be subject to tax when the cash payment is made to you through your regular paycheck.

3.	Withholding and Reporting

Your employer is required to report the cash payment and withhold income tax and social security contributions due on the cash payment. You should confirm with your personal tax advisor whether you will have an obligation to report the cash payment on your individual income tax return. You will be responsible for paying any difference between actual tax liability and the amount withheld.

SCHEDULE F

GUIDE TO TAX ISSUES IN BRAZIL

This supplement has been prepared to provide employees subject to tax in Brazil with a summary of the tax consequences of the option for cash payment exchange program (Exchange Program); that is, the voluntary cancellation of eligible options in exchange for the cash payment. This summary is based on the tax laws in effect in Brazil as of July 2009. We advise you to consult with your own tax advisor when considering participation in the exchange program.

The summary is necessarily general in nature and does not purport to be tax advice in relation to your particular circumstances. The information merely provides a guide to the tax consequences as of the date of this supplement which may arise to a Brazilian resident individual who participates in the Exchange Program. If you perform duties in countries other than Brazil during the life of the exchanged options or when you receive the cash payment, your specific tax and reporting requirements may differ and further information should be sought before proceeding.

If you intend to participate in the Exchange Program, then you should not rely on this information as anything other than a general guide to the potential taxation consequences which may arise. You are advised to obtain independent taxation advice specific to your particular circumstances in relation to your participation in the Exchange Program.

If you are a citizen or resident of another country, or if you are internationally mobile during the life of the option or when you receive the cash payment, the information contained in the supplement may not be applicable to you.

Any tax information included herein was not intended or written to be used, and it cannot be used by the taxpayer, for the purpose of avoiding any penalties that may be imposed on the taxpayer by any governmental taxing authority or agency.

1.	Election to Participate

You will not be subject to tax when you elect to participate in the Exchange Program and tender your eligible stock options in exchange for the cash payment.

2.	Receipt of Cash Payment

The cash payment will be subject to income tax at your marginal tax rate and social security contributions (to the extent the maximum contribution has not been reached). You will be subject to tax when the cash payment is made to you through your regular paycheck.

3.	Withholding and Reporting

Your employer is required to report the cash payment and withhold income tax and social security contributions due on the cash payment. You should confirm with your personal tax advisor whether you will have an obligation to report the cash payment on your individual income tax return. You will be responsible for paying any difference between actual tax liability and the amount withheld.

SCHEDULE G

GUIDE TO TAX ISSUES IN CANADA

This supplement has been prepared to provide employees subject to tax in Canada with a summary of the tax consequences of the option for cash payment exchange program (Exchange Program); that is, the voluntary cancellation of eligible options in exchange for the cash payment. This summary is based on the tax laws in effect in Canada as of July 2009. We advise you to consult with your own tax advisor when considering participation in the exchange program.

The summary is necessarily general in nature and does not purport to be tax advice in relation to your particular circumstances. The information merely provides a guide to the tax consequences as of the date of this supplement which may arise to a Canadian resident individual who participates in the Exchange Program. If you perform duties in countries other than Canada during the life of the exchanged options or when you receive the cash payment, your specific tax and reporting requirements may differ and further information should be sought before proceeding.

If you intend to participate in the Exchange Program, then you should not rely on this information as anything other than a general guide to the potential taxation consequences which may arise. You are advised to obtain independent taxation advice specific to your particular circumstances in relation to your participation in the Exchange Program.

If you are a citizen or resident of another country, or if you are internationally mobile during the life of the option or when you receive the cash payment, the information contained in the supplement may not be applicable to you.

Any tax information included herein was not intended or written to be used, and it cannot be used by the taxpayer, for the purpose of avoiding any penalties that may be imposed on the taxpayer by any governmental taxing authority or agency.

1.	Election to Participate

You will not be subject to tax when you elect to participate in the Exchange Program and tender your eligible stock options in exchange for the cash payment.

2.	Receipt of Cash Payment

The cash payment will be subject to income tax at your marginal rate and Canada/Quebec Pension Plan contributions (to the extent the maximum contribution has not been reached). You will be subject to tax when the cash payment is made to you through your regular paycheck.

3.	Withholding and Reporting

Your employer is required to report the cash payment and withhold income tax and Canada/Quebec Pension Plan contributions due on the cash payment. You should confirm with your personal tax advisor whether you will have an obligation to report the cash payment on your individual income tax return. You will be responsible for paying any difference between actual tax liability and the amount withheld.

SCHEDULE H

GUIDE TO TAX ISSUES IN CHINA

This supplement has been prepared to provide employees subject to tax in China with a summary of the tax consequences of the option for cash payment exchange program (Exchange Program); that is, the voluntary cancellation of eligible options in exchange for the cash payment. This summary is based on the tax laws in effect in China as of July 2009. We advise you to consult with your own tax advisor when considering participation in the exchange program.

The summary is necessarily general in nature and does not purport to be tax advice in relation to your particular circumstances. The information merely provides a guide to the tax consequences as of the date of this supplement which may arise to a Chinese resident individual who participates in the Exchange Program. If you perform duties in countries other than China during the life of the exchanged options or when you receive the cash payment, your specific tax and reporting requirements may differ and further information should be sought before proceeding.

If you intend to participate in the Exchange Program, then you should not rely on this information as anything other than a general guide to the potential taxation consequences which may arise. You are advised to obtain independent taxation advice specific to your particular circumstances in relation to your participation in the Exchange Program.

If you are a citizen or resident of another country, or if you are internationally mobile during the life of the option or when you receive the cash payment, the information contained in the supplement may not be applicable to you.

Any tax information included herein was not intended or written to be used, and it cannot be used by the taxpayer, for the purpose of avoiding any penalties that may be imposed on the taxpayer by any governmental taxing authority or agency.

1.	Election to Participate

You will not be subject to tax when you elect to participate in the Exchange Program and tender your eligible stock options in exchange for the cash payment.

2.	Receipt of Cash Payment

The cash payment will be subject to income tax at your marginal tax rate and social security contributions (to the extent the maximum contribution has not been reached). You will be subject to tax when the cash payment is made to you through your regular paycheck.

3.	Withholding and Reporting

Your employer is required to report the cash payment and withhold income tax and social security contributions due on the cash payment. You should confirm with your personal tax advisor whether you will have an obligation to report the cash payment on your individual income tax return. You will be responsible for paying any difference between actual tax liability and the amount withheld.

SCHEDULE I

GUIDE TO TAX ISSUES IN FRANCE

This supplement has been prepared to provide employees subject to tax in France with a summary of the tax consequences of the option for cash payment exchange program (Exchange Program); that is, the voluntary cancellation of eligible options in exchange for the cash payment. This summary is based on the tax laws in effect in France as of July 2009. We advise you to consult with your own tax advisor when considering participation in the exchange program.

The summary is necessarily general in nature and does not purport to be tax advice in relation to your particular circumstances. The information merely provides a guide to the tax consequences as of the date of this supplement which may arise to a French resident individual who participates in the Exchange Program. If you perform duties in countries other than France during the life of the exchanged options or when you receive the cash payment, your specific tax and reporting requirements may differ and further information should be sought before proceeding.

If you intend to participate in the Exchange Program, then you should not rely on this information as anything other than a general guide to the potential taxation consequences which may arise. You are advised to obtain independent taxation advice specific to your particular circumstances in relation to your participation in the Exchange Program.

If you are a citizen or resident of another country, or if you are internationally mobile during the life of the option or when you receive the cash payment, the information contained in the supplement may not be applicable to you.

Any tax information included herein was not intended or written to be used, and it cannot be used by the taxpayer, for the purpose of avoiding any penalties that may be imposed on the taxpayer by any governmental taxing authority or agency.

1.	Election to Participate

You will not be subject to tax when you elect to participate in the Exchange Program and tender your eligible stock options in exchange for the cash payment.

2.	Receipt of Cash Payment

The cash payment will be subject to income tax at your marginal tax rate and social security contributions. You will be subject to tax when the cash payment is made to you through your regular paycheck.

3.	Withholding and Reporting

Assuming you are a French tax resident, your employer is not required to withhold income tax. However, your employer is required to report the cash payment and withhold social security contributions due. You should report the cash payment on your individual income tax return at which time you will be responsible for paying your income tax liability.

SCHEDULE J

GUIDE TO TAX ISSUES IN GERMANY

This supplement has been prepared to provide employees subject to tax in Germany with a summary of the tax consequences of the option for restricted stock unit (RSU) exchange program (Exchange Program); that is, the voluntary cancellation of eligible options in exchange for the grant to restricted stock units. This summary is based on the tax laws in effect in Germany as of July 2009. We advise you to consult with your own tax advisor when considering participation in the exchange program.

The summary is necessarily general in nature and does not purport to be tax advice in relation to your particular circumstances. The information merely provides a guide to the tax consequences as of the date of this supplement which may arise to a German resident individual who participates in the Exchange Program. If you perform duties in countries other than Germany during the life of the exchanged options or newly issued RSUs, your specific tax and reporting requirements may differ and further information should be sought before proceeding. Note that as taxation laws change frequently the information contained in the supplement may be out of date at the time you purchase shares or ultimately sell the shares so acquired.

If you intend to participate in the Exchange Program, then you should not rely on this information as anything other than a general guide to the potential taxation consequences which may arise. You are advised to obtain independent taxation advice specific to your particular circumstances in relation to your participation in the Exchange Program.

If you are a citizen or resident of another country, or if you are internationally mobile during the life of the option or RSU awards, the information contained in the supplement may not be applicable to you.

Any tax information included herein was not intended or written to be used, and it cannot be used by the taxpayer, for the purpose of avoiding any penalties that may be imposed on the taxpayer by any governmental taxing authority or agency.

1.	What are the tax implications to me in exchanging my stock options under the Exchange Program?

You will not be subject to tax as a result of the exchange of eligible stock options for restricted stock units.

2.	Are there any tax implications when my newly-issued RSUs vest?

You will be taxed on the fair market value of the shares at the date the shares are credited to your account (typically at the date of vesting). The income is taxed on the same manner and at the same rates as compensation income, up to 51.53% (including solidarity surcharge of 5.5% and church tax of 9%).

Social security contributions will also be due on your RSU income. Social security charges are subject to annual ceilings of €63,600 (2008 rates, 2009 rates are still pending) for pension and unemployment insurance and €43,200 (2008 rates, 2009 rates are still pending) for medical, long-term disability, and health insurance. If your income from employment already exceeds these amounts, no further contributions will be payable. If your income from employment does not exceed the annual ceilings, your rate of contribution will be 9.95% for pension insurance, 1.65% for unemployment insurance, 7.55% for medical insurance, 1.1% (0.85% if no children) for long-term disability, and 0.9% for health insurance.

3.	I want to sell my shares obtained from my RSUs. What are the tax implications?

When you sell your shares, you realize a capital tax event. To the extent the sales price of the shares is higher than the fair market value of the shares at vest, you will be subject to capital gains tax on the gain realized. As of January 1, 2009, all private capital gains will be taxed at a flat rate of 25% irrespective of the holding period (capital gains in respect of substantial shareholdings1 will not fall under this new provision). Note that only shares acquired after December 31, 2008 will be subject to this new provision.

4.	Income tax withholding and reporting requirements?

Your employer is required to withhold income tax, solidarity surcharge and church tax (if applicable) for the month in which the stock units vest. Your employer must also report the benefits in the individual and collective wage tax reports and on your wage tax card provided to the tax authorities. You will be required to file a personal income tax return annually and include income from employee share plans and any sale of shares. The tax return must be filed by May 31 of each year. If a tax advisor assists in the filing then your return is due by September 30 of the year following the taxable event.

[1]	A “substantial shareholder” is defined as a shareholder who holds (or has held at any point during the last 5 years) at least 1% of the shares in a foreign or German company.

SCHEDULE K

GUIDE TO TAX ISSUES IN INDIA

This supplement has been prepared to provide employees subject to tax in India with a summary of the tax consequences of the option for restricted stock unit (RSU) exchange program (Exchange Program); that is, the voluntary cancellation of eligible options in exchange for the grant to restricted stock units. This summary is based on the tax laws in effect in India as of July 2009. We advise you to consult with your own tax advisor when considering participation in the exchange program.

The summary is necessarily general in nature and does not purport to be tax advice in relation to your particular circumstances. The information merely provides a guide to the tax consequences as of the date of this supplement which may arise to an Indian resident individual who participates in the Exchange Program. If you perform duties in countries other than India during the life of the exchanged options or newly issued RSUs, your specific tax and reporting requirements may differ and further information should be sought before proceeding. Note that as taxation laws change frequently the information contained in the supplement may be out of date at the time you purchase shares or ultimately sell the shares so acquired.

If you intend to participate in the Exchange Program, then you should not rely on this information as anything other than a general guide to the potential taxation consequences which may arise. You are advised to obtain independent taxation advice specific to your particular circumstances in relation to your participation in the Exchange Program.

If you are a citizen or resident of another country, or if you are internationally mobile during the life of the option or RSU awards, the information contained in the supplement may not be applicable to you.

Any tax information included herein was not intended or written to be used, and it cannot be used by the taxpayer, for the purpose of avoiding any penalties that may be imposed on the taxpayer by any governmental taxing authority or agency.

Please note, the India Budget announced on July 6, 2009 included the abolition of the Fringe Benefit Tax (FBT). Prior to the budget, stock options and RSUs were subject to FBT, based on the intrinsic gain at the time of vest and payable when you exercise your options/vest in the RSU shares.

At this time, the budget is pending parliamentary assent and there are areas of uncertainty regarding the valuation of equity instruments for taxation purposes under the current proposals. In the below, we assume that the budget proposals will pass unchanged. To the extent that the budget does not pass or amendments are made to the budget proposals, your RSUs may be subject to a different tax treatment.

Additional guidance is anticipated over the coming months and the below may be subject to change. Please contact your personal tax advisor for further details.

1.	What are the tax implications to me in exchanging my stock options under the Exchange Program?

You will not be subject to tax as a result of the exchange of eligible stock options for restricted stock units.

2.	Are there any tax implications when my newly-issued RSUs vest?

The vesting of your RSUs will be taxed as a perquisite. You will subject to income taxation at your marginal tax rate up to at 33.99% (including an additional surcharge of 10% of the tax and education cess of 3%) on the fair market value of the shares at the date of vesting. At this time, fair market value is not clearly defined. Please consult your tax advisor for additional details.

No social tax will be due at vest.

3.	I want to sell my shares obtained from my RSUs. What are the tax implications?

When you sell your shares, you realize a capital tax event. To the extent the sales price of the shares is higher than the fair market value of the shares at vest, you will be subject to short-term capital gains tax on the gain realized at 33.99% (including an additional surcharge of 10% of the tax and education cess of 3%). However, if you hold your shares for more than one year after vest, you will be subject to long term capital gains tax on the gain realized at 22.66% (including an additional surcharge of 10% of the tax and education cess of 3%).

If the sales price of the shares is lower than the fair market value of the shares at the date of vesting, you will realize a capital loss (i.e. loss from the sale of shares). Capital losses may be used to offset against capital gains. Please consult with your personal tax advisor.

All proceeds from the sale of shares must be repatriated to India.

4.	Income tax withholding and reporting requirements?

Your employer will withhold taxes arising from the vesting of your RSUs.

Your employer will not withhold any tax arising at sale of the shares. It is your responsibility to report any capital gain or loss realized upon sale of the underlying shares on your annual income tax return by July 31 of the year following the year of sale. Any capital gains taxes due in a given tax year must be paid in advance installments (30% by September 15, 60% by December 15, and 100% by March 15 of the fiscal year of sale). Where advance installments are not made late payment interest will accrue. In addition, it is your responsibility to report any capital gains realized upon sale of the shares on your annual income tax return. This must be filed by July 31 of the year following the year of sale.

SCHEDULE L

GUIDE TO TAX ISSUES IN ISRAEL

This supplement has been prepared to provide employees subject to tax in Israel with a summary of the tax consequences of the option for restricted stock unit (RSU) exchange program (Exchange Program); that is, the voluntary cancellation of eligible options in exchange for the grant to restricted stock units. This summary is based on the tax laws in effect in Israel as of July 2009. We advise you to consult with your own tax advisor when considering participation in the exchange program.

The summary is necessarily general in nature and does not purport to be tax advice in relation to your particular circumstances. The information merely provides a guide to the tax consequences as of the date of this supplement which may arise to an Israeli resident individual who participates in the Exchange Program. If you perform duties in countries other than Israel during the life of the exchanged options or newly issued RSUs, your specific tax and reporting requirements may differ and further information should be sought before proceeding. Note that as taxation laws change frequently the information contained in the supplement may be out of date at the time you purchase shares or ultimately sell the shares so acquired.

If you intend to participate in the Exchange Program, then you should not rely on this information as anything other than a general guide to the potential taxation consequences which may arise. You are advised to obtain independent taxation advice specific to your particular circumstances in relation to your participation in the Exchange Program.

If you are a citizen or resident of another country, or if you are internationally mobile during the life of the option or RSU awards, the information contained in the supplement may not be applicable to you.

Any tax information included herein was not intended or written to be used, and it cannot be used by the taxpayer, for the purpose of avoiding any penalties that may be imposed on the taxpayer by any governmental taxing authority or agency.

1.	What are the tax implications to me in exchanging my stock options under the Exchange Program?

Under general principles, the exchange of options for RSUs is a taxable event. You will not be subject to tax as a result of the exchange of unvested stock options, however, you will generally be subject to income and social tax upon the exchange of eligible vested options on the fair market value of the underlying shares of the newly issued RSUs.

EFI has applied for a tax ruling from the Israel Tax Authority (ITA) with a view to agreeing that there shall be no tax event upon exchange. If a favorable ruling is not obtained, you will personally be subject to income and social tax upon the exchange of eligible vested options on the fair market value of the underlying shares of the newly issued RSUs.

Please consult with your personal tax advisor for further guidance regarding your individual situation prior to making any decision whether to participate in the Exchange Program.

2.	Are there any tax implications when my newly-issued RSUs vest?

The taxation of RSUs in Israel is not directly legislated and the EFI RSUs may be deemed taxable at either vest or sale. As a part of the ruling request, EFI is also seeking confirmation from the Israel Tax Authority (ITA) regarding the timing of taxation.

It is anticipated that the ITA will agree that the RSUs are taxable at the time of vest. As such, you would be subject to income tax at your marginal income tax rate (up to 46%) and social security (at rates ranging up to 12%, unless your ordinary income has already reached the monthly social tax ceiling, NIS 38,415) upon vesting of your RSUs, on the fair market value of the shares at the date of vesting. Alternatively, the ITA may conclude that the RSUs are taxable at sale, in which case no tax would be payable at vest.

Note in the event that the exchange is considered taxable, any value which had been subject to tax at the time of exchange can be deducted from the taxable amount at the time of either vesting or sale, depending on the final ruling position issued by the ITA.

3.	I want to sell my shares obtained from my RSUs. What are the tax implications?

If your shares have been subject to income tax at vest, you realize a capital tax event. To the extent the sales price of the shares is higher than the fair market value of the shares at vest, you will be subject to capital gains tax on the gain (the difference between the sales price and the fair market value of the shares at vest) realized at 20%.

If your shares have not been taxed at vest, you will be subject to both income and social taxes on the sales proceeds.

4.	Income tax withholding and reporting requirements?

Your employer will withhold any income and social taxes arising from your RSUs at the time of the applicable tax event. Generally, you will have no individual income tax reporting obligation as long as your employer has withheld the correct income tax for you and your annual employment income does not exceed the reportable amount. However, in the event that the withholding applied is less than the tax owed, you should pay the additional taxes due when filing your annual return by April 30th of the year following the year of the taxable event.

In the year you sell the shares acquired under your RSUs, to the extent that you owe capital taxes, you should include the income in your annual return.

Please consult with your personal tax advisor for more details.

SCHEDULE M

GUIDE TO TAX ISSUES IN ITALY

This supplement has been prepared to provide employees subject to tax in Italy with a summary of the tax consequences of the option for cash payment exchange program (Exchange Program); that is, the voluntary cancellation of eligible options in exchange for the cash payment. This summary is based on the tax laws in effect in Italy as of July 2009. We advise you to consult with your own tax advisor when considering participation in the exchange program.

The summary is necessarily general in nature and does not purport to be tax advice in relation to your particular circumstances. The information merely provides a guide to the tax consequences as of the date of this supplement which may arise to an Italian resident individual who participates in the Exchange Program. If you perform duties in countries other than Italy during the life of the exchanged options or when you receive the cash payment, your specific tax and reporting requirements may differ and further information should be sought before proceeding.

If you intend to participate in the Exchange Program, then you should not rely on this information as anything other than a general guide to the potential taxation consequences which may arise. You are advised to obtain independent taxation advice specific to your particular circumstances in relation to your participation in the Exchange Program.

If you are a citizen or resident of another country, or if you are internationally mobile during the life of the option or when you receive the cash payment, the information contained in the supplement may not be applicable to you.

Any tax information included herein was not intended or written to be used, and it cannot be used by the taxpayer, for the purpose of avoiding any penalties that may be imposed on the taxpayer by any governmental taxing authority or agency.

1.	Election to Participate

You will not be subject to tax when you elect to participate in the Exchange Program and tender your eligible stock options in exchange for the cash payment.

2.	Receipt of Cash Payment

The cash payment will be subject to income tax at your marginal tax rate and social security contributions (to the extent the maximum contribution has not been reached). You will be subject to tax when the cash payment is made to you through your regular paycheck.

3.	Withholding and Reporting

Your employer is required to report the cash payment and withhold income tax and social security contributions due on the cash payment. You should confirm with your personal tax advisor whether you will have an obligation to report the cash payment on your individual income tax return. You will be responsible for paying any difference between actual tax liability and the amount withheld.

SCHEDULE N

GUIDE TO TAX ISSUES IN JAPAN

This supplement has been prepared to provide employees subject to tax in Japan with a summary of the tax consequences of the option for restricted stock unit (RSU) exchange program (Exchange Program); that is, the voluntary cancellation of eligible options in exchange for the grant to restricted stock units. This summary is based on the tax laws in effect in Japan as of July 2009. We advise you to consult with your own tax advisor when considering participation in the exchange program.

The summary is necessarily general in nature and does not purport to be tax advice in relation to your particular circumstances. The information merely provides a guide to the tax consequences as of the date of this supplement which may arise to a Japanese resident individual who participates in the Exchange Program. If you perform duties in countries other than Japan during the life of the exchanged options or newly issued RSUs, your specific tax and reporting requirements may differ and further information should be sought before proceeding. Note that as taxation laws change frequently the information contained in the supplement may be out of date at the time you purchase shares or ultimately sell the shares so acquired.

If you intend to participate in the Exchange Program, then you should not rely on this information as anything other than a general guide to the potential taxation consequences which may arise. You are advised to obtain independent taxation advice specific to your particular circumstances in relation to your participation in the Exchange Program.

If you are a citizen or resident of another country, or if you are internationally mobile during the life of the option or RSU awards, the information contained in the supplement may not be applicable to you.

Any tax information included herein was not intended or written to be used, and it cannot be used by the taxpayer, for the purpose of avoiding any penalties that may be imposed on the taxpayer by any governmental taxing authority or agency.

1.	What are the tax implications to me in exchanging my stock options under the Exchange Program?

It is likely that you will not be subject to tax as a result of the exchange of eligible stock options for restricted stock units. However, the taxation of the option for RSU exchange is not directly legislated in Japan and there is a possibility that the exchange could be deemed taxable. We recommend you seek further guidance from your personal tax advisor regarding your individual situation.

2.	Are there any tax implications when my newly-issued RSUs vest?

When your RSUs vest, you will be subject to income tax on the fair market value of the shares on the date of vest at your marginal income tax rate of up to 50% (including local inhabitant tax).

Your share plan income is generally not subject to social tax in Japan.

3.	I want to sell my shares obtained from my RSUs. What are the tax implications?

When you sell your shares, you realize a capital tax event. To the extent the sales price of the shares is higher than the fair market value of the shares at vest, you will be subject to capital gains tax upon the sale of your shares on the gain (the difference between the sales proceeds and the fair market value of the underlying shares at the date of vesting) at 20% (includes national tax and inhabitant’s tax).

4.	Income tax withholding and reporting requirements?

Your employer is not required to withhold income tax at the time of the taxable event. You will be required to file a personal income tax return annually to report your income including income earned from any equity plans and any sale of shares. The return must be filed by March 15 of each year, and you should pay any taxes due at that time.

SCHEDULE O

GUIDE TO TAX ISSUES IN MEXICO

This supplement has been prepared to provide employees subject to tax in Mexico with a summary of the tax consequences of the option for cash payment exchange program (Exchange Program); that is, the voluntary cancellation of eligible options in exchange for the cash payment. This summary is based on the tax laws in effect in Mexico as of July 2009. We advise you to consult with your own tax advisor when considering participation in the exchange program.

The summary is necessarily general in nature and does not purport to be tax advice in relation to your particular circumstances. The information merely provides a guide to the tax consequences as of the date of this supplement which may arise to a Mexican resident individual who participates in the Exchange Program. If you perform duties in countries other than Mexico during the life of the exchanged options or when you receive the cash payment, your specific tax and reporting requirements may differ and further information should be sought before proceeding.

If you intend to participate in the Exchange Program, then you should not rely on this information as anything other than a general guide to the potential taxation consequences which may arise. You are advised to obtain independent taxation advice specific to your particular circumstances in relation to your participation in the Exchange Program.

If you are a citizen or resident of another country, or if you are internationally mobile during the life of the option or when you receive the cash payment, the information contained in the supplement may not be applicable to you.

Any tax information included herein was not intended or written to be used, and it cannot be used by the taxpayer, for the purpose of avoiding any penalties that may be imposed on the taxpayer by any governmental taxing authority or agency.

1.	Election to Participate

You will not be subject to tax when you elect to participate in the Exchange Program and tender your eligible stock options in exchange for the cash payment.

2.	Receipt of Cash Payment

The cash payment will be subject to income tax at your marginal tax rate and social security contributions (to the extent the maximum contribution has not been reached). You will be subject to tax when the cash payment is made to you through your regular paycheck.

3.	Withholding and Reporting

Your employer is required to report the cash payment and withhold income tax and social security contributions due on the cash payment. You should confirm with your personal tax advisor whether you will have an obligation to report the cash payment on your individual income tax return. You will be responsible for paying any difference between actual tax liability and the amount withheld.

SCHEDULE P

GUIDE TO TAX ISSUES IN THE NETHERLANDS

This supplement has been prepared to provide employees subject to tax in the Netherlands with a summary of the tax consequences of the option for restricted stock unit (RSU) exchange program (Exchange Program); that is, the voluntary cancellation of eligible options in exchange for the grant to restricted stock units. This summary is based on the tax laws in effect in the Netherlands as of July 2009. We advise you to consult with your own tax advisor when considering participation in the exchange program.

The summary is necessarily general in nature and does not purport to be tax advice in relation to your particular circumstances. The information merely provides a guide to the tax consequences as of the date of this supplement which may arise to a Dutch resident individual who participates in the Exchange Program. If you perform duties in countries other than the Netherlands during the life of the exchanged options or newly issued RSUs, your specific tax and reporting requirements may differ and further information should be sought before proceeding. Note that as taxation laws change frequently the information contained in the supplement may be out of date at the time you purchase shares or ultimately sell the shares so acquired.

If you intend to participate in the Exchange Program, then you should not rely on this information as anything other than a general guide to the potential taxation consequences which may arise. You are advised to obtain independent taxation advice specific to your particular circumstances in relation to your participation in the Exchange Program.

If you are a citizen or resident of another country, or if you are internationally mobile during the life of the option or RSU awards, the information contained in the supplement may not be applicable to you.

Any tax information included herein was not intended or written to be used, and it cannot be used by the taxpayer, for the purpose of avoiding any penalties that may be imposed on the taxpayer by any governmental taxing authority or agency.

1.	What are the tax implications to me in exchanging my stock options under the Exchange Program?

There is ambiguity around the taxation of the Exchange Program under Dutch tax law. Depending upon the date of grant, and the specific tax treatment previously afforded your options, the exchange may be deemed to be a taxable event.

For the avoidance of doubt, EFI has applied for a tax ruling from the Dutch tax authorities that may confirm that there shall be no tax event upon exchange. If the ruling request is unsuccessful and the Dutch tax authorities conclude that the exchange is taxable, you will be subject to subject to both income and social taxes on the value of the new restricted stock units granted.

Please consult with your personal tax advisor for further guidance regarding your individual situation prior to making any decision whether to participate in the Exchange Program.

2.	Are there any tax implications when my newly-issued RSUs vest?

You will be subject to income tax at your marginal income tax rate and social security upon vesting of your RSUs on the fair market value of the shares at the date of vesting. The maximum income tax rate is 52%. Social tax will be due unless your ordinary income has already reached the respective social tax ceilings–health insurance of 6.9% is payable up to an annual income ceiling of €32,369 and national insurance of 31.15% is payable up to an annual income ceiling of €32,127 (2009 rates).

If the favorable ruling is not obtained, and as such the exchange is considered a taxable event, there is uncertainty regarding whether or not the value which had been subject to tax at exchange may be deducted from the taxable amount at the time of vesting. In other words, you may still be subject to both income and social taxes (if the caps have not been met) on the whole fair market value of the shares at the date of vesting, even though you have been taxed at the time of exchange.

If the RSUs vest and you hold onto the shares, the fair market value of the shares should be included in your total net assets for the purposes of net capital assets tax.

3.	I want to sell my shares obtained from my RSUs. What are the tax implications?

You will not be subject to capital gains tax upon the sale of your shares provided that your shareholding of EFI as a private investment is less than 5%.

However, the total sale proceeds (i.e. the fair market value of the shares at sale) should be included in your total net assets for the purposes of net capital assets tax (replacing the fair market value of the shares). Net capital assets tax is assessed each year on the value of an individual’s net assets by means of a Dutch individual income tax assessment. The taxable amount is calculated as 4% over the average value of the individual’s total assets minus liabilities on January 1 and on December 31 of each year. The taxable amount is then subject to tax at a flat rate of 30%.

4.	Income tax withholding and reporting requirements?

Your employer is required to withhold income tax and social security at the time of the taxable event. Your share plan income will be reported to the Dutch tax authorities either at the end of the month following the relevant taxable event or calendar quarter in which the taxable event occurred. The taxable value of the RSUs will also be included in your annual wage tax declaration, or “loonbelastingkaart” which will be filed by your employer to the tax authorities.

If you are subject to net capital assets tax, you must report your net assets on your annual income tax return (“jaaropgave”) for the purpose of net capital assets tax only, subject to annual exemptions. The return must be filed by April 1 of the following year. Please contact your tax advisor for more detail.

SCHEDULE Q

GUIDE TO TAX ISSUES IN SINGAPORE

This supplement has been prepared to provide employees subject to tax in Singapore with a summary of the tax consequences of the option for cash payment exchange program (Exchange Program); that is, the voluntary cancellation of eligible options in exchange for the cash payment. This summary is based on the tax laws in effect in Singapore as of July 2009. We advise you to consult with your own tax advisor when considering participation in the exchange program.

The summary is necessarily general in nature and does not purport to be tax advice in relation to your particular circumstances. The information merely provides a guide to the tax consequences as of the date of this supplement which may arise to a Singaporean resident individual who participates in the Exchange Program. If you perform duties in countries other than Singapore during the life of the exchanged options or when you receive the cash payment, your specific tax and reporting requirements may differ and further information should be sought before proceeding.

If you intend to participate in the Exchange Program, then you should not rely on this information as anything other than a general guide to the potential taxation consequences which may arise. You are advised to obtain independent taxation advice specific to your particular circumstances in relation to your participation in the Exchange Program.

If you are a citizen or resident of another country, or if you are internationally mobile during the life of the option or when you receive the cash payment, the information contained in the supplement may not be applicable to you.

Any tax information included herein was not intended or written to be used, and it cannot be used by the taxpayer, for the purpose of avoiding any penalties that may be imposed on the taxpayer by any governmental taxing authority or agency.

1.	Election to Participate

You will not be subject to tax when you elect to participate in the Exchange Program and tender your eligible stock options in exchange for the cash payment.

2.	Receipt of Cash Payment

The cash payment will be subject to income tax at your marginal tax rate and Central Provident Fund contributions (to the extent the maximum contribution has not been reached).

3.	Withholding and Reporting

In general, there is no employer withholding requirement in Singapore (special rules may apply if you are departing Singapore permanently, or if you are about to leave the company). Your employer is required to report the cash payment in your income and you will be responsible for paying any actual tax liability at time of filing your year end tax return.

SCHEDULE R

GUIDE TO TAX ISSUES IN SOUTH KOREA

This supplement has been prepared to provide employees subject to tax in South Korea with a summary of the tax consequences of the option for cash payment exchange program (Exchange Program); that is, the voluntary cancellation of eligible options in exchange for the cash payment. This summary is based on the tax laws in effect in South Korea as of July 2009. We advise you to consult with your own tax advisor when considering participation in the exchange program.

The summary is necessarily general in nature and does not purport to be tax advice in relation to your particular circumstances. The information merely provides a guide to the tax consequences as of the date of this supplement which may arise to a South Korean resident individual who participates in the Exchange Program. If you perform duties in countries other than South Korea during the life of the exchanged options or when you receive the cash payment, your specific tax and reporting requirements may differ and further information should be sought before proceeding.

If you intend to participate in the Exchange Program, then you should not rely on this information as anything other than a general guide to the potential taxation consequences which may arise. You are advised to obtain independent taxation advice specific to your particular circumstances in relation to your participation in the Exchange Program.

If you are a citizen or resident of another country, or if you are internationally mobile during the life of the option or when you receive the cash payment, the information contained in the supplement may not be applicable to you.

Any tax information included herein was not intended or written to be used, and it cannot be used by the taxpayer, for the purpose of avoiding any penalties that may be imposed on the taxpayer by any governmental taxing authority or agency.

1.	Election to Participate

You will not be subject to tax when you elect to participate in the Exchange Program and tender your eligible stock options in exchange for the cash payment.

2.	Receipt of Cash Payment

The cash payment will be subject to income tax at your marginal tax rate and social security contributions (to the extent the maximum contribution has not been reached). You will be subject to tax when the cash payment is made to you through your regular paycheck.

3.	Withholding and Reporting

Your employer is required to report the cash payment and withhold income tax and social security contributions due on the cash payment. You should confirm with your personal tax advisor whether you will have an obligation to report the cash payment on your individual income tax return. You will be responsible for paying any difference between actual tax liability and the amount withheld.

SCHEDULE S

GUIDE TO TAX ISSUES IN SPAIN

This supplement has been prepared to provide employees subject to tax in Spain with a summary of the tax consequences of the option for cash payment exchange program (Exchange Program); that is, the voluntary cancellation of eligible options in exchange for the cash payment. This summary is based on the tax laws in effect in Spain as of July 2009. We advise you to consult with your own tax advisor when considering participation in the exchange program.

The summary is necessarily general in nature and does not purport to be tax advice in relation to your particular circumstances. The information merely provides a guide to the tax consequences as of the date of this supplement which may arise to a Spanish resident individual who participates in the Exchange Program. If you perform duties in countries other than Spain during the life of the exchanged options or when you receive the cash payment, your specific tax and reporting requirements may differ and further information should be sought before proceeding.

If you intend to participate in the Exchange Program, then you should not rely on this information as anything other than a general guide to the potential taxation consequences which may arise. You are advised to obtain independent taxation advice specific to your particular circumstances in relation to your participation in the Exchange Program.

If you are a citizen or resident of another country, or if you are internationally mobile during the life of the option or when you receive the cash payment, the information contained in the supplement may not be applicable to you.

Any tax information included herein was not intended or written to be used, and it cannot be used by the taxpayer, for the purpose of avoiding any penalties that may be imposed on the taxpayer by any governmental taxing authority or agency.

1.	Election to Participate

You will not be subject to tax when you elect to participate in the Exchange Program and tender your eligible stock options in exchange for the cash payment.

2.	Receipt of Cash Payment

The cash payment will be subject to income tax at your marginal tax rate and social security contributions (to the extent the maximum contribution has not been reached). You will be subject to tax when the cash payment is made to you through your regular paycheck.

3.	Withholding and Reporting

Your employer is required to report the cash payment and withhold income tax and social security contributions due on the cash payment. You should confirm with your personal tax advisor whether you will have an obligation to report the cash payment on your individual income tax return. You will be responsible for paying any difference between actual tax liability and the amount withheld.

SCHEDULE T

GUIDE TO TAX ISSUES IN SWEDEN

This supplement has been prepared to provide employees subject to tax in Sweden with a summary of the tax consequences of the option for cash payment exchange program (Exchange Program); that is, the voluntary cancellation of eligible options in exchange for the cash payment. This summary is based on the tax laws in effect in Sweden as of July 2009. We advise you to consult with your own tax advisor when considering participation in the exchange program.

The summary is necessarily general in nature and does not purport to be tax advice in relation to your particular circumstances. The information merely provides a guide to the tax consequences as of the date of this supplement which may arise to a Swedish resident individual who participates in the Exchange Program. If you perform duties in countries other than Sweden during the life of the exchanged options or when you receive the cash payment, your specific tax and reporting requirements may differ and further information should be sought before proceeding.

If you intend to participate in the Exchange Program, then you should not rely on this information as anything other than a general guide to the potential taxation consequences which may arise. You are advised to obtain independent taxation advice specific to your particular circumstances in relation to your participation in the Exchange Program.

If you are a citizen or resident of another country, or if you are internationally mobile during the life of the option or when you receive the cash payment, the information contained in the supplement may not be applicable to you.

Any tax information included herein was not intended or written to be used, and it cannot be used by the taxpayer, for the purpose of avoiding any penalties that may be imposed on the taxpayer by any governmental taxing authority or agency.

1.	Election to Participate

You will not be subject to tax when you elect to participate in the Exchange Program and tender your eligible stock options in exchange for the cash payment.

2.	Receipt of Cash Payment

The cash payment will be subject to income tax at your marginal tax rate and social security contributions (to the extent the maximum contribution has not been reached). You will be subject to tax when the cash payment is made to you through your regular paycheck.

3.	Withholding and Reporting

Your employer is required to report the cash payment and withhold income tax and social security contributions due on the cash payment. You should confirm with your personal tax advisor whether you will have an obligation to report the cash payment on your individual income tax return. You will be responsible for paying any difference between actual tax liability and the amount withheld.

SCHEDULE U

GUIDE TO TAX ISSUES IN THE UNITED KINGDOM

This supplement has been prepared to provide employees subject to tax in United Kingdom with a summary of the tax consequences of the option for cash payment exchange program (Exchange Program); that is, the voluntary cancellation of eligible options in exchange for the cash payment. This summary is based on the tax laws in effect in United Kingdom as of July 2009. We advise you to consult with your own tax advisor when considering participation in the exchange program.

The summary is necessarily general in nature and does not purport to be tax advice in relation to your particular circumstances. The information merely provides a guide to the tax consequences as of the date of this supplement which may arise to a UK resident individual who participates in the Exchange Program. If you perform duties in countries other than United Kingdom during the life of the exchanged options or when you receive the cash payment, your specific tax and reporting requirements may differ and further information should be sought before proceeding.

If you intend to participate in the Exchange Program, then you should not rely on this information as anything other than a general guide to the potential taxation consequences which may arise. You are advised to obtain independent taxation advice specific to your particular circumstances in relation to your participation in the Exchange Program.

If you are a citizen or resident of another country, or if you are internationally mobile during the life of the option or when you receive the cash payment, the information contained in the supplement may not be applicable to you.

Any tax information included herein was not intended or written to be used, and it cannot be used by the taxpayer, for the purpose of avoiding any penalties that may be imposed on the taxpayer by any governmental taxing authority or agency.

1.	Election to Participate

You will not be subject to tax when you elect to participate in the Exchange Program and tender your eligible stock options in exchange for the cash payment.

2.	Receipt of Cash Payment

The cash payment will be subject to income tax at your marginal tax rate and National Insurance Contributions (NIC). You will be subject to tax via PAYE when the cash payment is made to you through your regular paycheck.

3.	Withholding and Reporting

Your employer is required to report the cash payment and withhold income tax and NIC due on the cash payment. You should confirm with your personal tax advisor whether you will have an obligation to report the cash payment on your Self Assessment return. You will be responsible for paying any difference between actual tax liability and the amount withheld.